                                                                     EXHIBIT 4.1

                                                                  CONFORMED COPY

                                  June 3, 2005

                              BANCO BRADESCO S.A.,
                     acting through its Grand Cayman branch,
                                   as Issuer,

                                       and

              THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,
                                   as Trustee

                   -----------------------------------------

                                    INDENTURE
 Relating to the U.S. $300,000,000 8.875% Perpetual Non-cumulative Junior
                                  Subordinated
                                   Securities

                   -----------------------------------------

                                TABLE OF CONTENTS

Contents                                                                                                Page
1.       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.....................................     1

         1.1      Definitions........................................................................     1

         1.2      Construction.......................................................................    12

         1.3      Incorporation by Reference of Trust Indenture Act..................................    13

         1.4      Conflict with Trust Indenture Act..................................................    13

2.       THE SECURITIES..............................................................................    13

         2.1      Designation........................................................................    13

         2.2      Limitation on Principal Amount of Securities.......................................    15

         2.3      Authentication and Delivery of Securities..........................................    15

         2.4      Form of Trustee's Authentication...................................................    16

         2.5      Form of the Securities.............................................................    16

         2.6      General Provisions Regarding the Securities........................................    20

         2.7      Interest...........................................................................    20

         2.8      Limitation on Obligation to Make Interest Payments.................................    20

         2.9      Record Date........................................................................    21

         2.10     Issuance...........................................................................    21

         2.11     Denominations, etc. ...............................................................    21

         2.12     Execution of Securities............................................................    22

         2.13     Registration; Restrictions on Transfer.............................................    22

         2.14     Mutilated, Destroyed, Lost and Stolen Securities...................................    26

         2.15     Payments...........................................................................    27

         2.16     Additional Amounts.................................................................    28
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         2.17     Persons Deemed Owners..............................................................    31

         2.18     Cancellation.......................................................................    31

         2.19     Securityholder Lists...............................................................    32

         2.20     Temporary Securities...............................................................    32

         2.21     CUSIP Numbers......................................................................    32

3.       REDEMPTION..................................................................................    33

         3.1      Repurchase of Securities...........................................................    33

         3.2      Optional Redemption After the First Call Date......................................    33

         3.3      Optional Redemption in the Event of Change in Tax Treatment or Regulatory Event....    33

         3.4      Redemption Date....................................................................    34

         3.5      Notice of Redemption...............................................................    34

         3.6      Deposit of Base Redemption Price or Make-Whole Amount, as applicable...............    35

         3.7      Securities Payable on Redemption Date..............................................    36

4.       COVENANTS...................................................................................    36

         4.1      Payments of Interest...............................................................    36

         4.2      Dividend Stopper...................................................................    36

         4.3      Ranking............................................................................    36

         4.4      Officers' Certificate on Suspension of Accrual of Interest.........................    37

         4.5      Statement by Officers as to Default................................................    37

         4.6      Waiver of Certain Covenants........................................................    37

         4.7      Use of Proceeds....................................................................    38

         4.8      Notice of Payment Default..........................................................    38

         4.9      Further Actions....................................................................    38
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
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         4.10     Appointment to Fill a Vacancy in Office of Trustee.................................    38

         4.11     Payments and Paying Agents.........................................................    39

         4.12     Maintenance of Existence...........................................................    39

         4.13     Consolidation, Merger, Conveyance or Transfer......................................    40

         4.14     Listing............................................................................    41

         4.15     Additional Information for Ratings.................................................    41

5.       PAYMENT DEFAULT AND REMEDIES................................................................    41

         5.1      Payment Default....................................................................    41

         5.2      Suits For Enforcement..............................................................    42

         5.3      Trustee May File Proofs of Claim...................................................    43

         5.4      Trustee May Enforce Claims Without Possession of Securities........................    43

         5.5      Application of Money Collected.....................................................    43

         5.6      Limitation on Suits................................................................    44

         5.7      Unconditional Right of Securityholders to Receive Payments When Due................    44

         5.8      Restoration of Rights and Remedies.................................................    44

         5.9      Rights and Remedies Cumulative.....................................................    45

         5.10     Delay or Omission Not Waiver.......................................................    45

         5.11     Control by Securityholders.........................................................    45

         5.12     Waiver of Past Defaults............................................................    46

         5.13     Undertaking for Costs..............................................................    46

         5.14     Waiver of Usury, Stay or Extension Laws............................................    46

         5.15     No Set-Off.........................................................................    46

         5.16     No Liability of Directors, Officers, Employees, Incorporators or Stockholders......    47

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
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6.       CONCERNING THE TRUSTEE......................................................................    47

         6.1      Certain Rights and Duties of Trustee...............................................    47

         6.2      Trustee Not Responsible for Recitals, etc. ........................................    50

         6.3      Trustee and Others May Hold Securities.............................................    50

         6.4      Moneys Held by Trustee or Paying Agent.............................................    50

         6.5      Compensation of Trustee and Its Lien...............................................    50

         6.6      Right of Trustee to Rely on Officers' Certificates and Opinions of Counsel.........    51

         6.7      The Bank of New York Trust Company (Cayman) Limited as Trustee.....................    52

         6.8      Persons Eligible for Appointment as Successor Trustee..............................    52

         6.9      Resignation and Removal of Trustee; Appointment of Successor.......................    52

         6.10     Acceptance of Appointment by Successor Trustee.....................................    53

         6.11     Merger, Conversion or Consolidation of Trustee.....................................    54

         6.12     Maintenance of Offices and Agencies................................................    55

         6.13     Reports by Trustee.................................................................    57

         6.14     Trustee Risk.......................................................................    57

         6.15     Appointment of Co-Trustee..........................................................    57

         6.16     Notice of Payment Default..........................................................    59

         6.17     Eligibility; Disqualification......................................................    59

         6.18     Preferential Collection of Claims Against Issuer...................................    60

7.       CONCERNING THE SECURITYHOLDERS..............................................................    60

         7.1      Acts of Securityholders............................................................    60

         7.2      Securities Owned by Issuer and Affiliates Deemed Not Outstanding...................    62
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
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8.       SECURITYHOLDERS' MEETINGS...................................................................    63

         8.1      Purposes for Which Securityholders' Meetings May Be Called.........................    63

         8.2      Trustee, Issuer and Securityholders May Call Meeting...............................    63

         8.3      Persons Entitled to Vote at Meeting................................................    63

         8.4      Determination of Voting Rights; Conduct and Adjournment of Meeting.................    64

         8.5      Counting Votes and Recording Action of Meeting.....................................    65

9.       SUPPLEMENTAL INDENTURES.....................................................................    65

         9.1      Supplemental Indenture with Consent of Securityholders.............................    65

         9.2      Supplemental Indentures Without Consent of Securityholders.........................    66

         9.3      Execution of Supplemental Indentures...............................................    68

         9.4      Effect of Supplemental Indentures..................................................    68

         9.5      Conformity with Trust Indenture Act................................................    68

         9.6      Reference in Securities to Supplemental Indentures.................................    68

         9.7      Moody's Consent and Notification...................................................    68

         9.8      Consent of the Central Bank of Brazil..............................................    69

10.      SATISFACTION AND DISCHARGE..................................................................    69

         10.1     Satisfaction and Discharge of Securities...........................................    69

         10.2     Satisfaction and Discharge of Indenture............................................    70

         10.3     Application of Trust Money.........................................................    71

11.      SUBORDINATION...............................................................................    71

         11.1     Agreement to Subordinate...........................................................    71

         11.2     Payment Over of Proceeds Upon Dissolution, Etc. ...................................    72

         11.3     No Payment When Senior Debt in Default.............................................    74
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
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         11.4     Payment Permitted in Certain Situations............................................    75

         11.5     Subrogation to Rights of Holders of Senior Debt....................................    75

         11.6     Provisions Solely to Define Relative Rights........................................    76

         11.7     Trustee to Effectuate Subordination................................................    76

         11.8     No Waiver of Subordination Provisions..............................................    77

         11.9     Notice to Trustee..................................................................    77

         11.10    Reliance on Judicial Order or Certificate of Liquidating Agent.....................    78

         11.11    Trustee Not Fiduciary for Holders of Senior Debt...................................    78

         11.12    Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights.......    78

         11.13    Article Applicable to Paying Agents................................................    78

12.      MISCELLANEOUS...............................................................................    79

         12.1     Compliance Certificates and Opinions...............................................    79

         12.2     Form of Documents Delivered to Trustee.............................................    79

         12.3     Notices, etc. to Trustee...........................................................    80

         12.4     Notices to Securityholders; Waiver.................................................    81

         12.5     Effect of Headings and Table of Contents...........................................    82

         12.6     Successors and Assigns.............................................................    82

         12.7     Severability Clause................................................................    83

         12.8     Benefits of Indenture..............................................................    83

         12.9     Legal Holidays.....................................................................    83

         12.10    Currency Rate Indemnity............................................................    83

         12.11    Communication by Securityholders with Other Securityholders........................    85

         12.12    Governing Law......................................................................    86

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
         12.13    Waiver of Jury Trial...............................................................    86

         12.14    Submission to Jurisdiction, etc. ..................................................    86

         12.15    Execution in Counterparts..........................................................    87

EXHIBIT A(1)    Form of Restricted Global Security
EXHIBIT A(2)    Form of Regulation S Global Security
EXHIBIT A(3)    Form of Exchange Security
EXHIBIT B       Form of Authentication and Delivery Order
EXHIBIT C       Form of Regulation S Certificate
EXHIBIT D       Form of Restricted Securities Certificate
EXHIBIT E       Form of Unrestricted Securities Certificate

INDENTURE (the "INDENTURE") dated as of June 3, 2005

BETWEEN

(1) BANCO BRADESCO S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "ISSUER"); and

(2) THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED, as trustee (the "TRUSTEE") and as security registrar and paying agent in New York.

WHEREAS

(A) The Issuer has duly authorized the issuance of the Securities (as defined below) in such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;

(B) The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities and the authentication and delivery thereof by the Trustee;

(C) All things necessary to make the Securities, when executed by the Issuer and authenticated and delivered by the Trustee as provided in this Indenture, the valid, binding and legal obligations of the Issuer, and to constitute these presents a valid indenture and agreement according to its terms, have been done; and

(D) Each of the parties hereto is entering into this Indenture for the benefit of the other party and for the equal and ratable benefit of the holders of
      (i) the Issuer's 8.875% Perpetual Non-cumulative Junior Subordinated Securities issued in accordance with the terms of this Indenture (the "ORIGINAL SECURITIES"), (ii) any Additional Securities (as defined herein) that may be issued from time to time under this Indenture, and (iii) the Exchange Securities (as defined herein) to be issued in exchange for the Initial Securities (as defined herein).

NOW, THEREFORE, the parties hereto agree as follows:

1.    DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1   Definitions

      All terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein.

      The following capitalized terms shall have the meanings set forth below:

      "ACCOUNTING PRACTICES ADOPTED IN BRAZIL" means the Corporate Law Method together with the industry specific guidelines (provided by the rules and regulations of the Conselho Monetario Nacional (the National Monetary Council), the Central Bank of

      Brazil, the Commissao de Valores Mobiliarios (the Brazilian Securities Commission) and other regulatory entities) that are also considered part of the accounting practices adopted in Brazil.

      "ACT", when used with respect to any Securityholder, has the meaning set forth in Section 7.1.

      "ADDITIONAL AMOUNTS" has the meaning set forth in Section 2.16.

      "ADDITIONAL SECURITIES" has the meaning set forth in Section 2.1(c).

      "AFFILIATE" with respect to any Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; it being understood that for purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the equity or similar voting interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such interests, by contract or otherwise.

      "AGENT MEMBER" means a member of, or participant in, DTC, Euroclear or Clearstream, Luxembourg, as the case may be.

      "APPLICABLE PROCEDURES" has the meaning set forth in Section 2.13(e)(i).

      "AUTHENTICATING AGENT" means the Person acting as Authenticating Agent hereunder pursuant to Section 6.12.

      "AUTHORIZED AGENT" means any Paying Agent, Authenticating Agent, Security Registrar or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorizes such agent to perform.

      "AUTHORIZED REPRESENTATIVE" of the Issuer or any other Person means, subject to the requirements of the Trust Indenture Act, the person or persons authorized to act on behalf of such entity pursuant to a valid power of attorney by its Board of Directors or any other similar competent governing body of such entity or any other Person duly authorized in accordance with its organizational documents.

      "AUTHORIZED SIGNATORY" means any officer of the Trustee or any other individual who shall be duly authorized by appropriate corporate action on the part of the Trustee to authenticate Securities.

      "BASE REDEMPTION PRICE" means the price equal to (i) 100% of the aggregate Principal Amount of the Securities Outstanding on the Redemption Date, plus (ii) accrued and unpaid Interest, if any, thereon with respect to the then current Interest Period through the

      Redemption Date, plus (iii) any other amounts accrued and unpaid under the Securities and this Indenture.

      "BOARD OF DIRECTORS", when used with respect to a corporation, means either the board of directors of such corporation or any committee of that board duly authorized to act for it, and when used with respect to a limited liability company, partnership or other entity other than a corporation, any Person or body authorized by the organizational documents or by the voting equity owners of such entity to act for them.

      "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

      "BRAZIL" means the Federative Republic of Brazil.

      "BUSINESS DAY" means a day that is a day other than Saturday, Sunday or a day on which banking institutions in Sao Paulo, Brazil, the Cayman Islands or New York City, United States generally are authorized or required by law or order to remain closed.

      "CENTRAL BANK OF BRAZIL" means Banco Central do Brasil.

      "CLEARSTREAM, LUXEMBOURG" means Clearstream Banking, societe anonyme.

      "CLOSING DATE" means June 3, 2005.

      "COMMON SHARES" means the Issuer's common shares.

      "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the First Call Date, the two most closely corresponding United States Treasury securities will be used as the Comparable Treasury Issue, and the U.S. Treasury Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities. All percentages resulting from any calculation related to the U.S. Treasury Rate will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or
      .0987655). All dollar amounts used in or resulting from any calculation related to the U.S. Treasury Rate will be rounded to the nearest cent (with one-half or unit being rounded upwards).

      "COMPARABLE TREASURY PRICE" means with respect to the relevant Redemption Date (A) the average of four Reference Treasury Dealer Quotations (as defined below) for the Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      "CORPORATE LAW METHOD" means the Lei das Sociedades por Acoes (Law 6,404/76, as amended), which sets forth the accounting method required to be followed by all Brazilian corporate entities.

      "CORPORATE TRUST OFFICE" means the office of the Trustee or Security Registrar at which the corporate trust business of the Trustee or Security Registrar, as the case may be, shall at any particular time be administered, which at the time of the execution of this Indenture is, in each case, located care of The Bank of New York at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention: Global Finance Unit.

      "CUSIP" means the CUSIP Service Bureau.

      "CUSTODIAN" has the meaning set forth in Section 2.5.

      "DEFAULT" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become a Payment Default if not cured or remedied.

      "DEPOSITARY" means DTC.

      "DISTRIBUTABLE PROFITS" means, in respect of each fiscal year of the Issuer, the aggregate amount, as set out in the financial statements of the Issuer for the immediately preceding fiscal year, of accumulated retained earnings increased by profit or decreased by any loss from such prior fiscal year, net of any amounts required to be transferred to legal or other restricted reserves.

      "DISTRIBUTION COMPLIANCE PERIOD" means, with regard to Securities offered and sold in their initial distribution outside the United States in reliance on Regulation S, the period of 40 consecutive days beginning on the later of (i) the date on which the Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (ii) the date on which the Securities are initially issued, authenticated and sold.

      "DTC" means The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

      "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended and in effect from time to time.

      "EXCHANGE SECURITIES" means the 8.875% Perpetual Non-cumulative Junior Subordinated Securities to be issued in exchange for the Initial Securities in accordance with the Registration Rights Agreement.

      "FIRST CALL DATE" means June 3, 2010.

      "GLOBAL SECURITY" has the meaning set forth in Section 2.5.

      "GOVERNMENTAL AUTHORITY" means the government of Brazil, the Cayman Islands, or any political subdivision thereof, whether federal, state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over Banco Bradesco S.A.

      "INCREASED INTEREST" means any and all amounts that become payable pursuant to Section 5 of the Registration Rights Agreement.

      "INDENTURE" has the meaning set forth in the preamble hereto.

      "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Issuer.

      "INITIAL SECURITIES" means, collectively, the Original Securities and Additional Securities.

      "INTEREST" means cash interest on the Securities and includes Increased Interest.

      "INTEREST PAYMENT DATE" has the meaning set forth in Section 2.7.

      "INTEREST PERIOD" means the period beginning on an Interest Payment Date and ending on the day before the next Interest Payment Date.

      "ISSUER" has the meaning set forth in the preamble to this Indenture.

      "ISSUER ORDER" means a written request or order signed in the name of the Issuer by an Authorized Representative.

      "JUNIOR SECURITIES" means the Common Shares of the Issuer, or any other securities or instruments which rank junior to the Securities, as regards interest on a return of assets upon liquidation or in respect of interest or payment of dividends or any other payments thereon.

      "LAW" means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, or injunction, enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof.

      "LUXEMBOURG PAYING AGENT" has the meaning set forth in Section 6.12(h) hereof.

      "LUXEMBOURG TRANSFER AGENT" has the meaning set forth in Section 6.12(h) hereof.

      "MAJORITY SECURITYHOLDERS" means the holders of more than 50% in aggregate principal amount of the Securities then Outstanding at any time.

      "MAKE-WHOLE AMOUNT" means an amount per Security as determined by the Independent Investment Banker (as defined above), equal to the sum of (i) the present value of a payment of the Principal Amount, plus (ii) the present value of the scheduled quarterly cumulative Interest payments from the Redemption Date through and including the First Call Date, in each case of (i) and (ii) above, discounted from the First Call Date (in the case of the Principal Amount) or the applicable Interest Payment Date (in the case of scheduled Interest payments) to the Redemption Date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the U.S. Treasury Rate plus 0.25%, plus (iii) any accumulated and unpaid Interest for the then current Interest Period through the Redemption Date, plus (iv) any other amounts accrued and unpaid under the Securities and the Indenture.

      "MOODY'S" means Moody's Investors Service, Inc.

      "OFFICERS' CERTIFICATE" means a certificate of two Authorized Representatives of the Issuer in compliance with the requirements of
      Section 12.1.

      "OPINION OF COUNSEL" means a written opinion of counsel in compliance with the requirements of Section 12.1 hereof from any Person which may include, without limitation, counsel for the Issuer, whether or not such counsel is an employee of the Issuer.

      "ORIGINAL SECURITIES" has the meaning set forth in the recitals to this Indenture.

      "OUTSTANDING", when used with respect to Securities or any Principal Amount thereof, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except
      Securities:

            (a) theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

            (b) for which redemption money in the necessary amount has been theretofore deposited in trust with the Trustee; provided, that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption has been duly given pursuant to Article 3 or provision therefor satisfactory to the Trustee has been made;

            (c)   Securities deemed to have been paid within the meaning of
                  Section 10.1; or

            (d) that have been exchanged for Exchange Securities or Securities in lieu of which Exchange Securities have been authenticated and delivered pursuant to this Indenture other than any Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities constitute valid obligations of the Issuer;

      provided, however, that in determining whether the Securityholders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Issuer, or any of its Subsidiaries or Affiliates, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Securities and that the pledgee is not the Issuer or a Subsidiary thereof or any Affiliate of the Issuer or any Subsidiary thereof.

      "PARITY SECURITIES" means the most senior ranking preference shares (if any), any non-cumulative preference shares, any securities which rank or are expected to rank pari passu with the Securities, or any other instruments which qualify as Tier I capital, other than the Junior Securities.

      "PAYING AGENT" means the Trustee and its successors and assigns and any other paying agent appointed by the Issuer in accordance with Sections 2.15(b) and 6.12.

      "PAYMENT DATE" means any of the Interest Payment Dates or the Redemption Date or any other date on which payments on the Securities in respect of principal, interest or other amounts are required to be paid pursuant to this Indenture and the Securities.

      "PAYMENT DEFAULT" has the meaning set forth in Section 5.1.

      "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

      "PLACE OF PAYMENT", when used with respect to the Securities means the office or agency of the Trustee maintained pursuant to Section 6.12 and such other place or places, if any, where the principal of and interest on the Securities are payable as specified herein.

      "PREDECESSOR SECURITIES", with respect to any particular Security, means any previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; for the purposes of this definition, any Security authenticated and delivered under Section 2.14 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

      "PRINCIPAL AMOUNT" has the mean set forth in Section 2.7.

      "PROCESS AGENT" has the meaning set forth in Section 12.14.

      "RECORD DATE" means, with respect to any payment to be made on a Payment Date, the Business Day that is fifteen calendar days prior to such Payment Date.

      "REDEMPTION DATE" has the meaning set forth in Section 3.4.

      "REFERENCE TREASURY DEALER" means each of Merrill Lynch Government Securities Inc. and their respective successors; provided, however, that if any of the foregoing or their affiliates will cease to be a primary U.S. Government securities dealer in the City of New York (a "PRIMARY TREASURY DEALER"), the Issuer will substitute therefore another Primary Treasury Dealer.

      "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and the Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

      "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement dated as of June 3, 2005 between the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated as the same may be amended or supplemented from time to time and any other registration rights agreement entered into in connection with the issuance of Additional Securities hereunder.

      "REGULATION S" means Regulation S promulgated under the Securities Act, as amended and in effect from time to time.

      "REGULATION S CERTIFICATE" has the meaning set forth in Section
      2.13(e)(i).

      "REGULATION S GLOBAL SECURITY" has the meaning set forth in Section 2.5.

      "REGULATION S SECURITY" means a Security required to bear the Restrictive Legend applicable to Regulation S Securities provided for in Exhibit A(2), including the Regulation S Global Security.

      "REGULATORY EVENT" means that, subsequent to the time the Securities initially qualify as Tier I capital, the Issuer is notified in writing by the Central Bank of Brazil that the Securities may not be included in the consolidated Tier I Capital of the Issuer.

      "REMAINING LIFE" means the period from the Redemption Date to and including the First Call Date.

      "RESOLUTION 2,837" means Resolution No. 2837 of May 30, 2001 issued by the Conselho Monetario Nacional (the National Monetary Council), as amended, modified or superseded from time to time.

      "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer in the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "RESTRICTED SECURITY" means a Security required to bear the Restrictive Legend applicable to Restricted Securities provided for in Exhibit A(1), including the Restricted Global Security.

      "RESTRICTED SECURITIES CERTIFICATE" has the meaning set forth in Section 2.13(e)(ii).

      "RESTRICTED PAYMENT EVENT" means any of the following:

        (a) the Issuer declares, pays or distributes a dividend or interest on capital or makes a payment on, or in respect of, any of the Issuer's Junior Securities or Parity Securities; or

        (b) the Issuer or any of its subsidiaries redeems, purchases or otherwise acquires for any consideration any of the Issuer's or its subsidiaries' Junior Securities or any Parity Securities, other than:

            (i)   by conversion into, or in exchange for the Issuer's Common
                  Shares;

            (ii) in connection with transactions effected by or for the account of the Issuer's customers or customers of any of the Issuer's subsidiaries in connection with interest, trading or market-making activities in respect of the Junior Securities or Parity Securities;

            (iii) in connection with the Issuer's satisfaction of the Issuer's, or the Issuer's subsidiaries' obligations under any employee benefit plans or similar arrangements with or for the benefit of employees, officers, directors or consultants;

            (iv) as a result of a reclassification of the Issuer's capital stock or any of the Issuer's subsidiaries capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock; or

            (v) the purchase of the fractional interests in shares of the Issuer's capital stock or the capital stock of any of the Issuer's subsidiaries pursuant the conversion or exchange provisions of that capital stock (or the security being converted or exchanged).

      "RESTRICTIVE LEGEND" means the legends required by the Forms of Security attached hereto as Exhibit A.

      "SEC" means the Securities and Exchange Commission of the United States.

      "SECURITIES" means, collectively, the Initial Securities and the Exchange Securities, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

      "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended and in effect from time to time.

      "SECURITYHOLDER" means a Person in whose name a Security is registered in the Security Register.

      "SECURITY REGISTER" has the meaning set forth in Section 2.13.

      "SECURITY REGISTRAR" means any Person acting as Security Registrar pursuant to Section 2.13.

      "SENIOR DEBT" means:

      (a)   all claims of the Issuer's unsubordinated creditors;

      (b) all claims of the Issuer's subordinated creditors whose claims are, or are expressed to be, subordinated only to the claims of the Issuer's unsubordinated creditors (whether only in the event of the Issuer's bankruptcy or otherwise); and

      (c) all claims of all of the Issuer's other creditors, except those whose claims are, or are expressed to rank, pari passu with, or junior to, the claims of Securityholders.

      "STATED RATE" means, for any Interest Period, 8.875% per annum.

      "SUBSIDIARY" means, as to any Person, a corporation, company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or similar governing body) of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "SUBSIDIARY" or to "SUBSIDIARIES" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Issuer.

      "TAX EVENT" means a determination by the Issuer that immediately prior to the giving of the notice referred to in Section 3.3 on the next Interest Payment Date that the Issuer would, for reasons outside its control, be obligated to pay Additional Amounts in excess of Additional Amounts which the Issuer would be obligated to pay if payments of Interest under the Securities were subject to withholding or deduction at a rate of 15% or higher and the Issuer cannot avoid such circumstance by taking reasonable measures.

      "TAXING JURISDICTION" has the meaning set forth in Section 2.16.

      "THE BANK OF NEW YORK" means The Bank of New York, a New York banking corporation.

      "TIER I CAPITAL" has the meaning set forth in any applicable Tier I Regulation.

      "TIER I REGULATION" means any regulation to be issued and adopted by a Governmental Authority in Brazil setting out the applicable requirements relating to the qualification of bank securities as Patrimonio de Referencia nivel I (tier I capital or core capital), as defined in Resolution 2,837, which may be modified by the expected regulation to be issued by a Governmental Authority in Brazil, for the purposes of determining the capital adequacy of a bank. Tier I Regulation does not include Resolution 2,837, as in effect on the date hereof.

      "TRANSPARENCY DIRECTIVE" means Directive 2004/109/EC of the European Parliament and of the Council of Ministers, dated December 15, 2004, regarding the harmonization of transparency requirements for information about issuers whose securities are admitted to trading on a European Union regulated market which effective January 20, 2005, requires member states to take measures necessary to comply with this directive by January 20, 2007.

      "TRUSTEE" means the person named as the "Trustee" in the preamble to this Indenture and its successors and assigns.

      "TRUST INDENTURE ACT" means the U.S. Trust Indenture Act of 1939, as amended and in effect from time to time.

      "UNITED STATES" means the United States of America.

      "U.S. DOLLARS" or "U.S.$" means the lawful currency of the United States.

      "U.S. TREASURY RATE" means (i) the yield, under the heading that represents the average for the week immediately prior to the Redemption Date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the U.S. Federal Reserve and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity most closely corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life will be determined and the U.S. Treasury Rate will be the rate obtained by interpolating or extrapolating from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the Redemption Date. The U.S. Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

1.2   Construction

      For all purposes of this Indenture (and for all purposes of the Securities or any other instrument or agreement that incorporates provisions of this Indenture by reference), except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

      (b) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared, and (iii) all calculations to be made for the purposes of determining compliance with this Indenture shall be made, by reference to the Issuer's financial statements prepared in accordance with, or by application of, Accounting Practices Adopted in Brazil;

      (c) all references in this Indenture (including the Exhibits hereto) to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

      (d) the words "herein", "hereof and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

      (e) unless the context clearly indicates otherwise, pronouns having a masculine or feminine gender shall be deemed to include the other;

      (f) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the Securities and shall include any agreement, contract, instrument or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the Securities;

      (g) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents including, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and

      (h) unless the context clearly requires otherwise, references to "Law" or to any particular Law shall include Laws or such particular Law as in effect at each, every and any of the times in question, including any amendments, replacements, supplements, extensions, modifications, consolidations, restatements, revisions or reenactments thereto or thereof, and whether or not in effect at the date of this Indenture.

1.3   Incorporation by Reference of Trust Indenture Act

      Whenever this Indenture refers to a provision of the Trust Indenture Act, such provision is incorporated by reference in, and made part of, this Indenture.

1.4   Conflict with Trust Indenture Act

      If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Indenture, the applicable provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

2.    THE SECURITIES

2.1   Designation

      (a) The Securities may be issued in one or more tranches. All Securities shall be substantially identical except as to denomination and the other matters described in Sections 2.1(c) and 2.2(b).

      (b) There is hereby created a series of Original Securities designated the "8.875% Perpetual Non-cumulative Junior Subordinated Securities", issuable in one or more tranches in the aggregate principal amount of U.S.$300,000,000, which are to be issued pursuant to this Indenture.

      (c) With respect to any additional securities ("ADDITIONAL SECURITIES") issued after the Closing Date (excluding Securities issued upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.13, 2.14, 2.15, and 9.5), which such issuance of Additional Securities shall be subject to the prior consent of the Central Bank of Brazil, if required, there shall be established in or pursuant to a Board Resolution which shall be delivered to the Trustee accompanied by an Officers' Certificate; or established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

            (i) the aggregate principal amount of such Additional Securities that may be authenticated and delivered under this Indenture and their denomination;

            (ii) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the U.S. Internal Revenue Code of 1986, as amended; and

            (iii) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends that shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibits A(1) and A(2) hereto and any circumstances in addition to or in lieu of those set forth in Section 2.13 in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of persons other than the depositary for such Global Security or a nominee thereof.

            If any of the terms of any Additional Securities are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an Authorized Representative of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or indenture supplemental hereto setting forth the terms of the Additional Securities.

      (d) Issuance of Additional Securities shall be subject to confirmation from Moody's, if Moody's is then rating the Securities, that the rating of such additional series of securities shall be equal to or better than the rating of the existing Securities.

2.2   Limitation on Principal Amount of Securities

      (a) The maximum aggregate principal amount of the Securities provided for in Section 2.1 that may be Outstanding at any time shall be unlimited. Securities repurchased upon the redemption thereof as provided in Section 3.3 hereof may not be reissued. For the avoidance of doubt, however, the Issuer or any of its Subsidiaries may at any time, subject to the prior consent of the Central Bank of Brazil, if required, purchase Securities in the open market or otherwise; provided, that, any such Securities are promptly tendered to the Trustee for cancellation.

      (b) The Board of Directors of the Issuer shall establish in or pursuant to a Board Resolution subject to Section 2.2(a), the limit upon the aggregate principal amount of each tranche of the Securities that may be authenticated and delivered under this Indenture (other than Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities of that tranche pursuant to Sections 2.13, 2.14 and 2.20 and except for Securities which, pursuant to Section 9.6, are deemed never to have been authenticated and delivered hereunder).

2.3   Authentication and Delivery of Securities

      (a) Any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication, together with an Issuer Order in the form set out in Exhibit B for the authentication and delivery of such Securities, and the Trustee shall thereupon authenticate and make available for delivery such Securities in accordance with such Issuer Order, without any further action by the Issuer. In accordance with the Registration Rights Agreement, the Trustee will authenticate and make available for delivery Exchange Securities in exchange for Initial Securities. The Trustee shall authenticate Exchange Securities only for a principal amount not exceeding the principal amount of Initial Securities.

      (b) No Security shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication, substantially in the form provided for in Section 2.4, executed by the Trustee by the manual signature of any Authorized Signatory, and such certificate upon any Securities shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      (c) The Trustee shall have the right to decline to authenticate and deliver the Securities under this Section 2.3 if the Trustee, after receipt of an Opinion of

            Counsel, determines that such action may not lawfully be taken by the Issuer or the Trustee or if the Trustee in good faith by its Board of Directors, board of trustees, executive committee, a trust committee of directors or trustees or Responsible Officer shall determine that such action does not comply with the provisions of this Indenture or any document or instrument delivered in connection herewith, or could expose the Trustee to personal liability. Prior to the authentication and delivery of the Securities, the Trustee shall also receive such other funds, accounts, documents, certificates, instruments or opinions as may be required thereunder or it may request in order to provide it with assurances that all action necessary in connection therewith has been taken.

      (d) Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued or sold by the Issuer, and the Issuer shall deliver such Security to the Trustee for cancellation as provided in Section 2.18 for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

2.4   Form of Trustee's Authentication

      The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

            "This Security is one of the Securities referred to in the within-mentioned Indenture.

            THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED, as Trustee

            By: __________________________
                Authorized Signatory"

2.5   Form of the Securities

      (a) Securities offered and sold in reliance on Rule 144A will initially be represented by one or more permanent Global Securities (in substantially the form of Exhibit A(1) with the applicable Restrictive Legend) in definitive, fully registered book-entry form (collectively, the "RESTRICTED GLOBAL SECURITY") which will be registered in the name of DTC or its nominee and deposited on behalf of the purchasers of the Securities represented thereby with a custodian for DTC for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at DTC.

      (b) Securities offered and sold in reliance on Regulation S will initially be represented by one or more permanent Global Securities (in substantially the form of Exhibit A(2) with the applicable Restrictive Legend) in definitive, fully registered book-entry form (collectively, the "REGULATION S GLOBAL SECURITY" and together with the Restricted Global Security, the "GLOBAL SECURITIES") which will be registered in the name of a nominee for DTC and deposited on behalf of the purchasers of the Securities represented thereby with a common depositary for DTC for credit to the respective accounts of such purchasers (or to such other accounts as they may direct) at DTC.

      (c) Exchange Securities exchanged for interests in the Restricted Global Security, the Regulation S Global Security or any Initial Securities in definitive form will be issued in the form of one or more permanent Global Securities substantially in the Form of Exhibit A(3) in definitive, fully-registered book-entry form, which will be registered in the name of a nominee of DTC and deposited on behalf of the Securityholders represented thereby with a custodian for DTC for credit to the respective accounts of such holders (or to such other account as they may direct) at DTC.

      (d) The Securities shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon as may be required to comply with the rules of any securities exchange upon which the Securities are to be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Board of Directors of the Issuer or by the Authorized Representative executing such Securities, such determination by said Authorized Representative to be evidenced by its signing the Securities.

      (e) The Securities may be issued in the form of definitive Securities under the circumstances described in Sections 2.13(c) and (d). Securities issued in definitive form shall be registered in the name or names of such Persons and for the principal amounts as the Issuer may request.

      (f) The Issuer initially appoints DTC to act as depositary with respect to the Restricted Global Security. The Trustee is authorized to enter into a letter of representations with DTC in the form provided to the Trustee by the Issuer and to act in accordance with such letter. The Trustee, as custodian ("CUSTODIAN"), will act as custodian of the Restricted Global Security for DTC or appoint a sub-custodian to act in such capacity. So long as DTC or its nominee is the registered owner of the Restricted Global Security, it shall be considered the holder of the Securities represented thereby for all purposes hereunder and under the Restricted Global Security. None of the Issuer, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by DTC on account of beneficial interests in the Restricted Global Security. Interests in the Restricted Global Security shall be transferred on DTC's book-entry settlement system.

      (g) At such time as all beneficial interests in a particular Global Security have been exchanged for Securities in definitive form or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.18. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or in the form of Securities in definitive form, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by DTC, as the case may be, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, the principal amount of such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by DTC, as the case may be, at the direction of the Trustee to reflect such increase. In addition, at any time prior to the cancellation of any Global Security, if a Security in definitive form is exchanged for, or transferred to a Person who will take delivery in the form of, a beneficial interest in such Global Security, then the Trustee shall cancel such Security in definitive form in accordance with Section 2.18, and the principal amount of such Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by DTC, as the case may be, at the direction of the Trustee to reflect such increase.

      (h) The forms of Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be applicable thereto or determined by officers of the Issuer executing such Securities, as evidenced by their execution thereof. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereof on the face of the Security. If the Securities conflict or are inconsistent with the provisions of the Indenture, then this Indenture shall control.

      (i) Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee, as Custodian of the Global Securities, and DTC or its nominee may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the relevant Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC, and its respective Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in the relevant Global Security.

2.6   General Provisions Regarding the Securities

      The Securities are direct, unsecured obligations of the Issuer, subordinated in right of payment to all existing and future Senior Debt of the Issuer in accordance with the subordination provisions of this Indenture. The Securities are perpetual Securities and have no fixed maturity or redemption date. The Securities are intended to have loss absorption capacity on an on-going basis and, accordingly, may be used by the Issuer, after absorption of accumulated profits, profit reserves (including legal reserves) and capital reserves, to off-set losses.

2.7   Interest

      (a) For each Interest Period starting on June 3, 2005, cash interest on the Securities will accrue at a fixed rate per annum equal to 8.875% of the outstanding principal amount of the Securities (the "PRINCIPAL AMOUNT"). Interest will be payable by the Issuer quarterly in arrears on March 3, June 3, September 3 and December 3 of each year, commencing on September 3, 2005 (each such date, an "INTEREST PAYMENT DATE"), unless the Issuer elects to suspend payment of such Interest in accordance with Section 2.8 hereof; provided that (i) Interest on the outstanding Principal Amount hereof after any Redemption Date and (ii) Interest on any overdue Interest, shall accrue (to the extent lawful) at the rate of Interest applicable to the Securities. Interest payable on each Interest Payment Date will be calculated on the basis of a 360-day year of twelve 30-day months, and will accrue from and including the immediately preceding Interest Payment Date (or the Issue Date, with respect to Interest payable on September 3, 2005), to but excluding the relevant Interest Payment Date (each such period, an "INTEREST PERIOD").

      (b) Subject to Section 9.2(a), if the Issuer has affirmatively elected to qualify the Securities as Tier I Capital, Interest shall be paid out of the Distributable Profits of the Issuer.

2.8   Limitation on Obligation to Make Interest Payments

      (a) Interest on the Securities will not be due and payable and will not accrue or accumulate if:

            (i) the Issuer determines that it is, or if such Interest payment would result in it being, in non-compliance with applicable capital regulations relating to the Issuer's required net worth (Patrimonio Liquido Exigido);

            (ii) the Central Bank or any applicable Governmental Authority otherwise determines that such Interest payment may not be made;

            (iii) certain insolvency or bankruptcy events as described in
                  Article 11 occur;

            (iv)  certain defaults as described in Article 11 occur; or

            (v)   the Issuer elects to suspend the accrual of Interest.

            In the case of a suspension of accrual in subclause (i) though (iv) above, the Issuer will not be subject to the provisions of Section
            4.2. The suspension of accrual of Interest upon the occurrence of subclause (v) above is subject to and contingent upon the Issuer's compliance with Section 4.2. In the event of a suspension of accrual of Interest, Interest shall not accumulate and shall not be deemed due and payable under the terms of the Securities.

      (b)   Notice of Suspension of Payment

            The Issuer shall give prior notice to the Securityholders, in accordance with Section 4.4 and 12.4 of any Interest Payment Date or Redemption Date on which, pursuant to Section 2.8(a), interest will not be paid and setting forth the basis for such non-payment in reasonable detail; provided always that any failure by the Issuer to comply with its obligations to notify the Securityholders in accordance with the Indenture shall not affect the obligation of the Issuer to pay any amount when due and payable in accordance with the provisions of this Indenture and the Securities.

2.9   Record Date

      The Trustee may treat the Person in whose name any Security is registered on the applicable Record Date as the Securityholder for all purposes under this Indenture.

2.10  Issuance

      The Initial Securities shall be issued only in a transaction or transactions exempt from registration under the Securities Act to permitted Persons or entities pursuant to Rule 144A and/or Regulation S under the Securities Act. The Securities shall be subject to restrictions on transfer and resale as provided in Section 2.13.

2.11  Denominations, etc.

      The Securities shall be issued only in fully registered form, without coupons and as otherwise provided herein. Subject to Section 2.2(b), Securities shall be issued in the form of beneficial interests in one or more Restricted Global Security in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof. Beneficial interests in any Global Security shall be shown on, and transfers thereof shall be effected only through, the book-entry records maintained by DTC and its participants. Securities issued in physical, certificated form shall not be permitted to be traded through the facilities of DTC except in connection with a transfer of a Security in certificated form to a transferee that takes delivery in the form of beneficial interests in a Global Security pursuant to Rule 144A or Regulation S, as the case may be, or in the form of a beneficial interest in the Exchange Security held in global registered form.

2.12  Execution of Securities

      The Securities shall be executed on behalf of the Issuer by one of its Authorized Representatives. The signature of any such officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. In accordance with the Registration Rights Agreement, the Issuer will execute Exchange Securities in exchange for Initial Securities for authentication and delivery by the Trustee pursuant to Section 2.3(a).

2.13  Registration; Restrictions on Transfer

      (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Security Registrar a register which, subject to such reasonable regulations as the Issuer may prescribe, shall provide for the registration of Securities and for the registration of transfers and exchanges of Securities. This register and, if there shall be more than one Security Registrar, the combined registers maintained by all such Security Registrars, are herein sometimes referred to as the "SECURITY REGISTER". The Trustee is hereby appointed the initial Security Registrar for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. Upon any resignation or removal of the Security Registrar, the Issuer shall promptly appoint a successor, or in the absence of such appointment, assume the duties of such Security Registrar. The Issuer may appoint one or more co-registrars.

      (b) If a Person other than the Trustee is appointed by the Issuer as Security Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Security Register as to the names and addresses of the Securityholders and the principal amounts and numbers of such Securities.

      (c) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless: (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as a depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act; (ii) the Issuer in its discretion at any time determines not to have all the Securities represented by such Global Security; (iii) there shall have occurred and be continuing a Payment Default with respect to the Securities represented by such Global Security; or (iv) upon any winding-up, insolvency, dissolution or liquidation of the Issuer. If the Issuer receives a notice of the kind specified in subclause (i) of this clause (c) or has delivered an Issuer Order to the effect specified in subclause (ii) of this clause (c), it may, in its sole discretion, designate a successor Depositary for such Global Security within 60 (sixty) days after receiving such notice or delivery of such order, as the case may be. If the Issuer designates a successor Depositary as aforesaid, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of this Section concerning Global Securities shall continue to apply thereto.

      (d) Upon the occurrence of any of the events in clause (c) above, the Trustee shall, by forwarding any notice received from the Issuer to DTC, Euroclear or Clearstream, Luxembourg, be deemed to have notified all Persons who hold a beneficial interest in the relevant Global Security through participants in DTC, Euroclear or Clearstream, Luxembourg or beneficial owners through participants in DTC, Euroclear or Clearstream, Luxembourg of the availability of definitive Securities. Upon surrender of the relevant Global Security and receipt of instructions for re-registration, the Security Registrar will exchange the relevant Global Security for an equal aggregate principal amount of definitive Securities.

      (e) Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Restricted Securities and Regulation S Securities or beneficial interests therein, as the case may be, shall be made only in accordance with this Section 2.13(e):

            (i) If the owner of a beneficial interest in the Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this clause (e)(i) and clause (e)(vii) below and subject to the Applicable Procedures. Upon receipt by the Security Registrar, of (A) a written order given by an Agent Member of DTC directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member's account with DTC, and that a beneficial interest in the Restricted Global Security in an equal principal amount be debited from a specified Agent Member's account with DTC and (B) a Regulation S Certificate (a "REGULATION S CERTIFICATE") in the form set forth in Exhibit D, and duly executed by the Agent Member owner of such beneficial interest in the Restricted Global Security or his attorney duly authorized in writing, then the Security Registrar, but subject to clause (e)(vii) below, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 2.5(g). Any beneficial interest in the Restricted Global Security that is transferred to a Person that takes delivery in the form of a beneficial interest in the Regulation S Global Security will, upon transfer, cease to be an interest in the Restricted Global Security and will become an interest in the Regulation S Global Security subject to all transfer restrictions and other procedures applicable to beneficial interests in the Regulation S Global Security. "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable to such transaction and as in effect from time to time.

            (ii) If the owner of a beneficial interest in the Regulation S Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with this clause
                  (e)(ii) and subject to the Applicable Procedures. Upon receipt by the Security Registrar of (A) a written order given by an Agent Member of DTC directing that a beneficial interest in the Restricted Global Security in a specified principal amount be credited to a specified Agent Member's account with DTC and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from a specified Agent Member's account with DTC and (B) if such transfer is to occur during (but only during) the Distribution Compliance Period, a Restricted Securities Certificate (a "RESTRICTED SECURITIES CERTIFICATE") in the form set forth in Exhibit E, and duly executed by the Agent Member owner of such beneficial interest in the Regulation S Global Security or his attorney duly authorized in writing (accompanied, in the case of a transfer under an exemption from the registration requirements under the Securities Act other than pursuant to Rule 144A or Rule 144 under the Securities Act, by an opinion of counsel stating that such exemption is available to the transferor), then the Security Registrar shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by such specified principal amount as provided in Section 2.5(g). Any beneficial interest in the Regulation S Global Security that is transferred to a Person that takes delivery in the form of a beneficial interest in the Restricted Global Security will, upon transfer, cease to be an interest in the Regulation S Global Security and will become an interest in the Restricted Global Security subject to all transfer restrictions and other procedures applicable to beneficial interests in the Restricted Global Security.

            (iii) In the event that a Global Security is exchanged for definitive Securities pursuant to Section 2.13(c), or, a definitive Security is exchanged for another such definitive Security, or a definitive Security is exchanged for a beneficial interest in a Global Security, such Securities or interests therein may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through (ii) above as may be from time to time adopted by the Issuer and the Trustee.

      (f) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same security and benefits under this Indenture and the Securities, as the Securities surrendered upon such registration of transfer or exchange.

      (g) Every Security in definitive form presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer or exchange in form satisfactory to the Issuer and the Security Registrar or any transfer agent, duly executed by the Securityholder thereof or such Securityholder's attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article 2, execute, and the Trustee shall authenticate, Global Securities and Securities in definitive form at the Security Registrar's request.

      (h) No service charge shall be required of any Securityholders participating in any transfer or exchange of Securities in respect of such transfer or exchange, but the Security Registrar may require payment of a sum sufficient to cover any Tax that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 2.13(c) not involving any transfer.

      (i) The Security Registrar shall not be required (x) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under
            Section 4.4 and ending at the close of business on the day of such mailing or (y) to issue, register the transfer of or exchange any Security so selected for redemption in whole or (z) to issue, register the transfer of or exchange any Security during any period designated in the text of such Security as a period during which such issuance, registration for transfer or exchange need not be made.

      (j) If Securities are issued upon the transfer, exchange or replacement of Securities not bearing a Restrictive Legend, the Securities so issued shall not bear a Restrictive Legend. If Securities are issued upon the transfer, exchange or replacement of Securities bearing a Restrictive Legend, or if a request is made to remove the Restrictive Legend on a Security, the Securities so issued shall bear a

            Restrictive Legend, or the Restrictive Legend shall not be removed, as the case may be, unless (i) such Securities are exchanged in an exchange offer registered under the Securities Act pursuant to which Securities originally issued pursuant to an exemption from the Securities Act are exchanged for Securities of like principal amount not bearing a Restrictive Legend, including, without limitation, the exchange of Exchange Securities for Initial Securities in accordance with the Registration Rights Agreement, (ii) such Securities are otherwise sold under an effective registration statement under the Securities Act, (iii) such Securities are issued upon the transfer, exchange or replacement of Securities bearing the Restrictive Legend applicable to Regulation S Securities provided for in Exhibit A(2) hereto and the Distribution Compliance Period has expired, or (iv) there is delivered to the Issuer such satisfactory evidence, which may include an Unrestricted Securities Certificate, the form of which is attached as Exhibit F, and an opinion of independent legal counsel in the State of New York, as may be reasonably required by the Issuer that neither the Restrictive Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such Securities are not "restricted securities" within the meaning of Rule 144 under the Securities Act. Upon provision of such satisfactory evidence, the Trustee, at the direction of the Issuer, shall authenticate and deliver a Security that does not bear the Restrictive Legend. The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense, including the fees and expenses of counsel, reasonably incurred, arising out of or in connection with actions taken or omitted by the Trustee in reliance upon such legal opinion and the delivery of a Security that does not bear a Restrictive Legend.

      (k) The transfer and exchange of beneficial interests in a Global Security for beneficial interests in another Global Security, of Securities in definitive form for beneficial interests in a Global Security or of beneficial interests in a Global Security for Securities in definitive form shall be effected in accordance with the Applicable Procedures. In connection with such a transfer, the Security Registrar, DTC, Euroclear or Clearstream, Luxembourg may require the transferor to deliver, in addition to any other documents required to be delivered pursuant to this Article 2, a written order in accordance with the Applicable Procedures containing information regarding the Agent Member's account to be credited with a beneficial interest in the applicable Global Security and/or the Agent Member's account to be debited in an amount equal to the beneficial interest in the Global Security being transferred, as the case may be.

2.14  Mutilated, Destroyed, Lost and Stolen Securities

      (a) If (i) any mutilated or defaced Security is surrendered to the Trustee, or the Issuer and the Security Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) there is delivered to the

            Issuer, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity thereof, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Security Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon the Issuer's request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor, interest rate and principal amount, bearing a number not then outstanding and registered in the same manner. If, after the delivery of such new Security, a bona fide purchaser of the original Security in lieu of which such new Security was issued presents for payment such original Security, the Issuer and the Trustee shall be entitled to recover such new Security from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith.

      (b) Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable on a Redemption Date, the Issuer, upon satisfaction of the conditions set forth in clauses (i) and (ii) of clause (a) hereof and subject to the prior consent of the Central Bank of Brazil, if required, may, instead of issuing a new Security, pay such Security.

      (c) Upon the issuance of any new Security under this Section 2.14, the Issuer may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee reasonably incurred) connected therewith.

      (d) Every new Security issued pursuant to this Section 2.14 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      (e) The provisions of this Section 2.14 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

2.15  Payments

      (a) The Issuer hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by the Issuer hereunder and under the Indenture or the Securities, as the same shall become due and owing in accordance with the terms thereof.

      (b) So long as any of the Securities remain Outstanding, the Issuer will maintain one or more agents in the Borough of Manhattan in New York City to whom (i) the Securities may be presented for payment and
            (ii) the Securities may be presented for exchange, transfer, redemption or registration of transfer as provided in this Indenture and (iii) where notices to and demands upon the Issuer in respect of the Indenture and the Securities may be served. The Issuer may have one or more additional Paying Agents. Unless otherwise specified, the Issuer hereby initially designates the Corporate Trust Office as the office to be maintained by it for each such purpose and where the Security Register will be maintained. If the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. Principal or Interest on any Security that is payable on any Interest Payment Date or Redemption Date as provided herein shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Securities shall be made at the Place of Payment payable as provided herein. Payments in respect of Global Securities will be made by wire transfer of immediately available funds to the accounts of, or to the order of DTC. No Securities need be surrendered in order to receive payment of principal, interest or other amounts as provided herein, except in connection with a redemption of the Securities pursuant to Section 3.

      (c) Subject to the foregoing provisions of this Section 2.15, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      (d) Claims against the Issuer (if any) for payment in respect of the Securities shall be prescribed and become void unless made within a period of six years from the appropriate payment date thereof.

2.16  Additional Amounts

      (a) All payments in respect of the Securities will be made free and clear of and without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of Brazil or the Cayman Islands or, in the event that the Issuer appoints additional paying agents, by the jurisdictions of such additional paying agents (each, a "TAXING JURISDICTION") or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes or duties is required by law or the official interpretation thereof, or by the administration thereof. In that event, the Issuer shall pay such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary in order that the net amounts receivable by the holder of any Security after such withholding or deduction shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable in respect of payment in respect of any Security:

            (i) to the extent that such taxes or duties are imposed or levied by reason of such holder (or the beneficial owner) having some connection with the Taxing Jurisdiction other than the mere holding (or beneficial ownership) of such Security;

            (ii) to the extent that such taxes or duties are imposed on, or measured by, net income of the holder (or beneficial owner);

            (iii) in respect of which the holder (or beneficial owner) fails to comply with any certification, identification or other reporting requirement concerning its nationality, residence, identity or connection with the Taxing Jurisdiction if (1) compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the taxes, (2) the holder (or beneficial owner) is able to comply with those requirements without undue hardship and (3) the Issuer has given all holders at least 30 days prior notice that they will be required to comply with such requirements;

            (iv) in respect of which the holder (or beneficial owner) fails to surrender (where surrender is required) its Security for payment within 30 days after the Issuer has made available a payment of principal or interest provided that the Issuer will pay Additional Amounts to which a holder would have been entitled had the Security been surrendered on any day (including the last day) within such 30-day period;

            (v) to the extent that such taxes or duties are imposed by reason of any estate, inheritance, gift, value added, use or sales tax or any similar taxes, assessments or other governmental charges;

            (vi) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

            (vii) by or on behalf of a Securityholder who would have been able to avoid such withholding or deduction by presenting the relevant Security to another Paying Agent in a Member State of the European Union.

      Any reference to payments on the Securities shall be deemed also to include the payment of any Additional Amounts. However, no holder of a Security shall be entitled to receive any Additional Amounts greater than the amounts necessary in order that the net amounts receivable by such holder after such withholding or deduction equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction, subject to the exceptions above.

      (b) The Issuer will (i) make such withholding or deduction on its payments of principal and interest on the Securities as required by the relevant Taxing Jurisdiction and (ii) remit the full amount withheld or deducted to the relevant taxing authority in accordance with applicable law. The Issuer will furnish to the Trustee, within 30 days after the date of payment of any such Taxes due pursuant to applicable law, certified copies of tax receipts or, if such receipts are not obtainable, documentation evidencing such payment. Upon request, copies of such receipts or other documentation, as the case may be, will be made available to the Securityholders.

      (c) At least 10 Business Days prior to the first Interest Payment Date for the Securities, and, if there has been any change with respect to the matters set forth in the below-mentioned certificate at least 10 Business Days prior to each Interest Payment Date for the Securities, the Issuer shall furnish to the Trustee an Officers' Certificate instructing the Trustee as to any circumstances in which payments of principal of or interest on the Securities (including Additional Amounts) due on such date shall be subject to deduction or withholding for or on account of any Taxes and the rate of any such deduction or withholding and certifying that the Issuer shall pay all amounts required to be deducted or withheld to the appropriate governmental authority. The Issuer covenants to indemnify the Trustee and any other Paying Agents for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on their part, arising out of or in connection with actions taken or not taken by any of them in reliance on any certificate furnished to them pursuant to this paragraph or the failure to furnish any such certificate. The obligations of the Issuer under the preceding sentence shall survive the resignation or removal of the Trustee, the Security Registrar or any Paying Agent, payment of the Securities and the termination of this Indenture for a period of three years after the redemption and payment in full of the Securities. Any certificate required by this Section to be provided to the Trustee and any other Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and such other Paying Agent. Upon request, the Issuer shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of taxes in respect of which the Issuer has paid any Additional Amounts. Copies of such documentation shall be made available by the Trustee to the Securityholders or the other Paying Agents, as applicable, upon request therefor.

      (d) The Issuer shall promptly pay when due any present or future stamp, administrative, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in a Taxing Jurisdiction from the execution, delivery, enforcement or registration of each Security or any other document or instrument referred to herein or therein. The Issuer shall indemnify and make whole the Securityholders for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by the Issuer as provided in this clause (d) paid by such Securityholders.

      (e) All references in this Indenture to principal, interest, and other amounts payable hereunder shall be deemed to include references to any Additional Amounts payable under this Section with respect to such principal, interest, or other amounts. The foregoing obligations shall survive any termination of the Trustee or discharge of the Securities and this Indenture.

      (f) If the Issuer shall at any time be required to pay Additional Amounts to Securityholders pursuant to the terms of this Indenture, the Issuer will use its reasonable efforts to obtain an exemption from the payment of (or otherwise avoid the obligation to pay) the Tax which has resulted in the requirement that it pay such Additional Amounts.

      (g) The Issuer agrees that, if the conclusions of the ECOFIN Council meeting of November 26-27, 2000 are implemented, it will maintain a paying agent in an EU member state that will not be obligated to withhold or deduct tax pursuant to the Directive.

2.17  Persons Deemed Owners

      Prior to due presentment of a Security for registration of transfer, the Person in whose name any Security is registered shall be deemed to be the owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, regardless of any notice to anyone to the contrary.

2.18  Cancellation

      All Securities surrendered for payment, redemption, registration of transfer or exchange or deemed lost or stolen shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation and may not be reissued or sold. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever. All Securities so delivered shall be promptly canceled by the Trustee. No Securities shall

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

      be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be held by the Trustee in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be returned to it.

2.19  Securityholder Lists

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Security Registrar, or to the extent otherwise required under the Trust Indenture Act, the Issuer shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Issuer shall otherwise comply with Section 312(a) of the Trust Indenture Act.

2.20  Temporary Securities

      Until certificates representing Securities are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Issuer Order, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee; provided always that such variations shall relate only to the forms of the Securities and not to the terms of subordination of the Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate certificated Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to all the benefits of this Indenture.

2.21  CUSIP Numbers

      The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Securityholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

3.    REDEMPTION

3.1   Repurchase of Securities

      Subject to the prior approval of the Central Bank of Brazil, if required, the Issuer may purchase on the open market at any time Securities in any manner and at any price provided that such securities are promptly tendered to the Trustee for cancellation. Upon cancellation, such Securities will no longer be considered part of the Issuer's capital.

3.2   Optional Redemption After the First Call Date

      (a) The Securities are perpetual securities and have no fixed maturity date or mandatory redemption date.

      (b) The Securities may be redeemed only by the Issuer at its option, with the prior approval by the Central Bank of Brazil, if then required, in whole but not in part, on the First Call Date, or any Interest Payment Date occurring thereafter, at a redemption price equal to the Base Redemption Price.

3.3 Optional Redemption in the Event of Change in Tax Treatment or Regulatory Event

      (a) Subject to obtaining regulatory approval, at any time prior to the First Call Date, the Securities may be redeemed at the election of the Issuer, in whole, but not in part, at the Base Redemption Price at any time upon the occurrence of a Tax Event by giving of notice as provided in Section 3.5, solely if (i) the Issuer certifies to the Trustee in writing immediately prior to the giving of such notice that it has or will become obligated to pay Additional Amounts with respect to the Securities in excess of the Additional Amounts which the Issuer would be obliged to pay if payments of interest under the Securities were subject to withholding or deduction at a rate of 15% as a result of any generally applicable change in or amendment to the laws or regulations of a Taxing Jurisdiction, or any generally applicable change in the application or official interpretation of such laws or regulations, which change or amendment, in each case, occurs after the date or issuance of any of the Securities, (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it and (iii) the Central Bank of Brazil has approved such redemption; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts, if a payment in respect of the Securities were then due. Prior to the giving of any notice of redemption of the Securities pursuant to this Section 3.2, the Issuer shall deliver to the Trustee an Officers' Certificate, stating that the Issuer is entitled to effect such a redemption pursuant to this Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption. Concurrently, the Issuer will deliver to the Trustee a written Opinion of Counsel, in form an substance satisfactory to the Trustee, stating, among other things, that the Issuer has become obligated to pay such Additional Amounts as a result of a change or amendment described in this Section 4.2 and that the Issuer cannot avoid payment of such Additional Amounts by taking reasonable measures available to it and that all governmental approvals necessary for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained.

      (b) Subject to obtaining regulatory approval, the Securities may be redeemed at the election of the Issuer, as a whole, but not in part, at a price equal to the greater of the Base Redemption Price and the Make-Whole Amount at any time upon the giving of notice as provided in Section 3.5, solely if (i) the Issuer certifies to the Trustee in writing immediately prior to the giving of such notice that a Regulatory Event has occurred, and (ii) the Central Bank of Brazil has approved such redemption; provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Regulatory Event is effective. Prior to the giving of any notice of redemption of the Securities pursuant to this Section 3.3, the Issuer shall deliver to the Trustee an Officers' Certificate, stating that the Issuer is entitled to effect such a redemption pursuant to this Indenture, and setting forth in reasonable detail a statement of the facts giving rise to such right of redemption. Concurrently, the Issuer will deliver to the Trustee a written Opinion of Counsel, in form and substance satisfactory to the Trustee, stating, among other things, that a Regulatory Event has occurred and that all governmental approvals necessary for the Issuer to effect such redemption have been obtained and are in full force and effect or specifying any such necessary approvals that as of the date of such opinion have not been obtained.

3.4   Redemption Date

      In the event the Issuer determines to redeem the Securities as permitted hereunder, the Issuer shall be required to specify in its notice in accordance with Section 12.4 the proposed date of redemption (the "REDEMPTION DATE") and shall pay to the Trustee (on behalf of the Securityholders) on the Redemption Date the Base Redemption Price or the Make-Whole Amount, as applicable. The Securities shall not be deemed repaid and cancelled unless and until the Trustee shall have received the Base Redemption Price or Make-Whole Amount, as applicable.

3.5   Notice of Redemption

      Notice of redemption contemplated by Section 3.3 shall be given by the Issuer to the Securityholders in accordance with Section 12.4 not less than 30 nor more than 60 days prior to the proposed Redemption Date. The Issuer shall provide the Trustee with the notice of redemption 45 days prior to the proposed redemption (unless a shorter time period is agreed upon). All notices of redemption shall identify the Securities to be redeemed and state:

      (i)   the Redemption Date;

      (ii) in reasonable detail, the calculation of the Base Redemption Price or Make-Whole Amount, as applicable (as calculated as of the Redemption Date);

      (iii) the names and addresses of the Paying Agents;

      (iv) that Securities called for redemption must be surrendered to a Paying Agent to collect the Base Redemption Price or Make-Whole Amount, as applicable;

      (v) that on the Redemption Date the Base Redemption Price or Make-Whole Amount, as applicable will become due and payable upon each such Security, and that interest thereon shall cease to accrue from and after said date; and

      (vi)  the CINS and/or CUSIP number, if any.

      Notice of redemption shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer and shall be irrevocable. Notices to be given to holders of a Global Security will be given only to the Depositary in accordance with its Applicable Procedures. Notices to be given to Securityholders not in global form will be sent by mail to the respective addresses of the Securityholders as they appear in the Trustee's records, and will be deemed given when mailed. Neither the failure to give notice to a particular Securityholder, nor the defect in a notice given to a particular Securityholder, will affect the sufficiency of any notice given to another Securityholder.

3.6   Deposit of Base Redemption Price or Make-Whole Amount, as applicable

      On the Redemption Date, the Issuer shall deposit with the Trustee an amount of money sufficient to pay the Base Redemption Price or Make-Whole Amount, as applicable, of all the Securities then Outstanding. The Issuer will cause the bank through which payment on the Securities is to be made to deliver to each Paying Agent and the Trustee by 1:00 p.m. New York time, one Business Day (and if such date is not a business day in the jurisdiction of any Paying Agent, on the next preceding business day in such Paying Agent's jurisdiction) prior to the due date therefor such irrevocable confirmation (by tested telex, facsimile, authenticated Swift MT 100/103 Message or by such other method as agreed between the Issuer and the Trustee) of its intention to make such payment. At least one Business Day (and if such date is not a business day in the principal Paying Agent's jurisdiction, on the next preceding business day in such Paying Agent's jurisdiction) prior to the Redemption Date, the Issuer will provide to the principal Paying Agent a notice regarding the payment by the Issuer to the principal Paying Agent of the Base Redemption Price.

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

3.7   Securities Payable on Redemption Date

      Notice of Redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Base Redemption Price or Make-Whole Amount, as applicable, therein specified and from and after such date (unless the Issuer shall default in the payment of the Base Redemption Price or Make-Whole Amount, as applicable) such Securities shall cease to bear interest. Upon surrender of such Securities for redemption in accordance with the notice, such Securities shall be paid by the Issuer at the Base Redemption Price or Make-Whole Amount, as applicable. Installments of interest due on or prior to the Redemption Date shall be payable to the Securityholders registered as such on the relevant Record Dates. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the scheduled Redemption Date at the Stated Rate to the date that all amounts owing under the Securities shall have been paid in full.

4.    COVENANTS

      For so long as the Securities remain outstanding or any amount remains unpaid on such Securities under this Indenture, the Issuer shall comply with the terms and covenants set forth below.

4.1   Payments of Interest

      The Issuer covenants and agrees for the benefit of the Securityholders that it will duly and punctually pay all payments on the Securities when due and payable in accordance with the terms of this Indenture and the Securities.

4.2   Dividend Stopper

      The Issuer covenants that, if no Interest was paid when due and payable or in the event that Interest has been suspended in accordance with clause
      (v) of Section 2.8, the Issuer shall not recommend to its shareholders and, to the fullest extent permitted by applicable law, shall otherwise act to prevent, any action that would constitute a Restricted Payment Event until payments on the Securities have been resumed in full for an equivalent period of 12 months.

4.3   Ranking

      The Issuer agrees that, so long as any of the Securities remain outstanding, the Issuer will not issue any preference shares (or other securities or instruments which are akin to preference shares as regards distributions on a return of assets upon liquidation of the Issuer or in respect of distribution or payment of dividends and/or any other amounts thereunder by the Issuer) or give any guarantee or contractual support arrangement in respect of any of the Issuer's preference shares or such other securities or instruments or in respect of any other entity if such preference shares, preferred securities, guarantees or contractual support arrangements would rank (as regards the rights of a security holder upon liquidation of the Issuer or in respect of Interest or payment of dividends and/or any other amounts thereunder by the Issuer) senior to the Securities, unless the Issuer alters the terms of the Securities such that the Securities rank pari passu with any such preference shares, such other securities or instruments described above or such guarantees or contractual support arrangements entered into in relation to such preference shares or such other securities or instruments described herein.

4.4   Officers' Certificate on Suspension of Accrual of Interest.

      If the Issuer elects to suspend any Interest payment in accordance with
      Section 2.8, it shall deliver to the Trustee, no later than the sixteenth Business Day prior to the relevant Interest Payment Date, an Officers' Certificate, (a) setting out which subclause of Section 2.8 the Issuer is relying on in order to determine that Interest is not due and payable on the relevant Interest Payment Date, and (b) in the case of a suspension of Interest pursuant to subclauses (i) through (iv) inclusive of Section 2.8 only, certifying that the terms of the applicable subclause have been met on the twentieth Business Day prior to the relevant Interest Payment Date.

4.5   Statement by Officers as to Default

      (a) The Issuer will deliver to the Trustee, within 120 (one hundred and twenty) days after the end of each fiscal year of the Issuer ending after the date hereof, an Officers' Certificate, signed by either the chief executive, chief financial or chief accounting officer, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

      (b) The Issuer shall deliver to the Trustee, as soon as possible and in any event within 10 (ten) days after the Issuer becomes aware or should reasonably become aware of the occurrence of any Payment Default, an Officers' Certificate setting forth the details of such Payment Default and the action which the Issuer proposes to take with respect thereto.

4.6   Waiver of Certain Covenants

      Except as otherwise provided herein, the Issuer may omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided herein (or in any supplemental indenture) for the benefit of the Securityholders or in Section 4.14 if, before the time for such compliance, the Securityholders of a majority in Principal Amount of the Outstanding Securities shall, by act of such Securityholders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

4.7   Use of Proceeds

      The Issuer shall use the net proceeds from the offer and sale of the Securities for its general corporate purposes.

4.8   Notice of Payment Default

      The Issuer will give written notice to the Trustee (with a copy of such notice to Moody's), promptly and in any event within ten days after the Issuer becomes aware of the occurrence, of any Payment Default, accompanied by an Officers' Certificate of the Issuer setting forth the details thereof and stating what action that the Issuer proposes to take with respect thereto.

4.9   Further Actions

      The Issuer shall, at its own cost and expense, satisfy any condition or take any action (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required in accordance with applicable Laws (as applicable) to be taken, fulfilled or done in order to
      (a) enable the Issuer to lawfully enter into, exercise its rights and perform and comply with its obligations under the Indenture and the Securities, (b) ensure that the Issuer's obligations under the Securities and the Indenture are legally binding and enforceable, (c) make the Securities and the Indenture admissible in evidence in the courts of the State of New York, Brazil or the Cayman Islands and (d) enable the Trustee to exercise and enforce its rights under and carry out the terms, provisions and purposes of the Indenture and the Securities, (e) take any and all actions necessary to preserve the enforceability of, and maintain the Trustee's rights hereunder and the Securities, including, without limitation, refraining from taking any action that reasonably can be expected to have an adverse effect on the enforceability of, or any of the Trustee's rights under, this Indenture and the Securities, (f) assist, to the extent reasonably practicable, the Trustee in the Trustee's performance of its obligations under this Indenture and the Securities.

4.10  Appointment to Fill a Vacancy in Office of Trustee

      The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint in the manner provided in Section 6.8, a successor Trustee, so that there shall at all times be a Trustee with respect to the Securities.

4.11  Payments and Paying Agents

      (a) Subject to the terms of the Indenture and the Securities, the Issuer shall, on the due date of the principal of or interest on the Securities or other amounts (including Additional Amounts), deposit with the Trustee a sum sufficient to pay such principal, interest or other amounts (including Additional Amounts) so becoming due.

      (b) Whenever the Issuer shall appoint a Paying Agent other than the Trustee with respect to the Securities, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

            (i) that it will hold all sums received by it as such agent for the payment of the principal of or interest, including Increased Interest, if any, on any Securities in trust for the benefit of the Securityholders or of the Trustee;

            (ii) that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest, including Increased Interest, if any, on any Securities (including Additional Amounts) and any other payments to be made by or on behalf of the Issuer under this Indenture or the Securities when the same shall be due and payable;

            (iii) that it will pay any such sums so held in trust by it to the
                  Trustee forthwith upon the Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above; and

            (iv) that it will comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

      (c) Any Paying Agent appointed must at all times be a bank having a long term unsecured debt rating of at least "A3" by Moody's.

      (d) If the Issuer shall act as its own Paying Agent with respect to any Securities, it will, on or before each due date of the principal of or interest, including Increased Interest, if any, on such Securities, set aside, segregate and hold in trust for the benefit of the Securityholders a sum sufficient to pay such principal or interest (including Additional Amounts) so becoming due until such amounts shall be paid to the Securityholders and the Issuer will promptly notify the Trustee of its action or any failure to take action.

4.12  Maintenance of Existence

      The Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights (charter and statutory) of the Issuer; provided, however, that the Issuer shall not be required to preserve any such charter or statutory right if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not disadvantageous in any material respect to the Securityholders.

4.13  Consolidation, Merger, Conveyance or Transfer

      (a) The Issuer is generally permitted to merge or consolidate with or into another company, and to sell substantially all of its assets to another company if all of the following conditions are met:

            (i) if the Issuer is not the successor company, the successor company must expressly agree to be legally responsible for the Securities and must be organized as a corporation, partnership, trust, limited liability company or similar entity, but may be organized under the laws of any jurisdiction;

            (ii) the merger, sale of assets or other transaction must not cause a default on the Securities, and the Issuer must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include, but is not limited to a Payment Default that has occurred and not been cured; and

            (iii) either the Issuer or the successor Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that such consolidation, merger, sale, conveyance or lease and such supplemental indenture comply with this Section 4.13 and that all conditions precedent herein provided for relating so such transaction have been complied with

      (b) If the conditions described above are satisfied with respect to the Securities, the Issuer will not need to obtain the approval of the Majority Securityholders in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the Issuer wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The Issuer will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the Issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the Issuer but in which does not merge or consolidate, and any transaction in which the Issuer sells less than substantially all its assets.

      (c) If the Issuer merges, consolidates or sells its assets substantially as an entirety, neither the Issuer nor any successor would have any obligation to compensate holders of Securities for any resulting adverse tax consequences relating to the Securities.

4.14  Listing

      The Issuer shall make all reasonable efforts to obtain and maintain the listing of the Securities on the Luxembourg stock exchange but, if it is unable to do so, having made such efforts, or if the maintenance of such listing is to be unduly onerous, the Issuer will instead make all reasonable efforts to obtain and maintain a listing of the Securities on another stock exchange. The Trustee hereby acknowledges that if, as a result of the Transparency Directive or any legislation implementing the Transparency Directive, the Issuer could be required to publish financial information either more regularly than it otherwise would be required to or according to accounting principles which are materially different from the accounting principles which it would otherwise use to prepare its published financial information, the Issuer may seek an alternative admission to listing, trading and/or quotation for the Securities on a different section of the Luxembourg Stock Exchange or by such other listing authority, stock exchange and/or quotation system inside or outside the European Union as it may decide.

4.15  Additional Information for Ratings

      So long as any Securities remain outstanding, the Issuer shall:

      (a) so far as permitted by law, at all times give Moody's, for so long as Moody's is rating the Securities, such information as it shall reasonably request in order that it may perform its function as a rating agency in respect of the Securities;

      (b) inform Moody's, for so long as Moody's is rating the Securities, as soon as reasonably practicable of any amendments or modifications that have been or are proposed to be made to this Indenture; and

      (c) in addition to copies of notices specifically referred to herein, send a copy to Moody's, for so long as Moody's is rating the Securities, of all notices sent by it to the Trustee under the terms of this Indenture, other than routine notices.

5.    PAYMENT DEFAULT AND REMEDIES

5.1   Payment Default

      (a) A "PAYMENT DEFAULT" occurs if the Issuer fails to pay or set aside for payment the amount due to satisfy any payment on the Securities when due, and such failure continues for a period of 14 days. If the Issuer has suspended Interest in accordance with the terms of the Securities, such Interest will not accrue and be due and payable and non-payment will not be a Payment Default. If a Payment Default occurs and is continuing regarding the Securities, the Trustee may, or if for any reason the Trustee is unwilling or unable to do so, then the holders of the Securities may, to the fullest extent permitted by applicable law, institute bankruptcy proceedings against the Issuer in any state or federal court in New

      York State, any court in the Cayman Islands, or any court in Brazil, but may not declare the Principal Amount of any outstanding Securities to be due and payable or pursue any other legal remedy, including commencing a judicial proceeding for the collection of the sums due and unpaid.

      (b) If (a) by the earlier of: (i) 180 (one hundred and eighty days) days after the occurrence of a Payment Default; or (ii) 20 (twenty) days prior to such date as a court of competent jurisdiction shall have specified as the last date for filing of claims by creditors in any bankruptcy or similar proceeding relating to the Issuer, its assets or creditors the Trustee has not instituted bankruptcy proceedings against the Issuer pursuant to the preceding sentence of this
            Section 5.1; (b) the Trustee has notified any Securityholders that it is unable or unwilling to institute such proceedings; or (c) a court of competent jurisdiction has determined that the Trustee is not permitted to pursue the remedies provided in clause (a) of this Section on behalf of the Securityholders, then, any Securityholder may pursue the remedies provided by this Section 5.1; provided, however, that the Trustee's failure to institute such proceedings shall not be attributable solely to the failure by Securityholders to offer the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in connection with such proceedings. It being understood and intended that no Securityholder shall have any right in any manner by virtue of, or by availing of, any provision hereof to affect, disturb or prejudice the rights of any other Securityholder, or to obtain or to seek to obtain priority or preference over any other Securityholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Securityholders.

5.2   Suits For Enforcement

      If a default in the performance, or breach, of any covenant, warranty or agreement of the Issuer in this Indenture (other than a Payment Default) has occurred and is continuing for a period of 60 (sixty) days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Securityholders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and such default or breach has not been remedied, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Securityholders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant, warranty or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. It being understood that under this
      Section 5.2 the Trustee may not institute bankruptcy proceedings against the Issuer, declare the Principal Amount of any Outstanding Securities to be due and payable, or commence a judicial proceeding for the collection of sums due and unpaid.

5.3   Trustee May File Proofs of Claim

      In case of any judicial proceeding relative to the Issuer, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Securityholders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.5.

5.4   Trustee May Enforce Claims Without Possession of Securities

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Securityholders in respect of which such judgment has been recovered.

5.5   Application of Money Collected

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal and any Interest and other amounts due and payable under this Indenture and the Securities, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      FIRST: To the payment of all amounts due the Trustee under Section 6.5;
      and

      SECOND: Subject to Article 11, to the payment of the amounts then due and unpaid for principal of and any Interest and other amounts due and payable on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, Interest and any other amounts under this Indenture and the Securities, respectively.

5.6   Limitation on Suits

      (a) No Securityholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i) such Securityholder has previously given written notice to the Trustee of a continuing default (other than a Payment Default) in the performance, or breach, of any covenant, warranty or agreement of the Issuer in this Indenture;

            (ii) the Securityholders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such default or breach in its own name as Trustee hereunder;

            (iii) such Securityholder or Securityholders have offered to the
                  Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

            (iv) the Trustee for 60 (sixty) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (v) no direction inconsistent with such written request has been given to the Trustee during such 60 (sixty) day period by the Securityholders of a majority in aggregate Principal Amount of the Outstanding Securities;

      it being understood and intended that no Securityholder shall have any right in any manner by virtue of, or by availing of, any provision hereof to affect, disturb or prejudice the rights of any other Securityholder, or to obtain or to seek to obtain priority or preference over any other Securityholder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Securityholders. The provisions of this Section 5.6 shall not apply to the institution of bankruptcy proceedings against the Issuer in accordance with Section 5.1.

5.7   Unconditional Right of Securityholders to Receive Payments When Due

      Notwithstanding any other provision in this Indenture, subject to applicable law, Securityholders shall have the right, which is absolute and unconditional, to receive payments on the Securities when such payments are due and payable and such right shall not be impaired without the consent of such Securityholder.

5.8   Restoration of Rights and Remedies

      If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy hereunder and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Securityholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Securityholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

5.9   Rights and Remedies Cumulative

      Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
      Section 2.14 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

5.10  Delay or Omission Not Waiver

      No delay or omission of the Trustee or of any Securityholder to exercise any right or remedy accruing upon any Payment Default shall impair any such right or remedy or constitute a waiver of any such Payment Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

5.11  Control by Securityholders

      Holders of 25% of the aggregate principal amount of the Securities shall have at all times the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities, provided that:

      (a) such direction shall not be in conflict with any rule of law or with this Indenture;

      (b) the Trustee does not determine that the action would be unjustly prejudicial to any Securityholders not taking part in such direction;

      (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

      (d) such Securityholders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

5.12  Waiver of Past Defaults

      The Majority Securityholders may, by giving written consent on behalf of the Securityholders of all the Securities, waive any past default hereunder and its consequences, except:

      (a)   any Payment Default; or

      (b) any default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Securityholder of each Outstanding Security.

      Upon any such waiver, such default shall cease to exist for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

5.13  Undertaking for Costs

      In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys' fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor application of the Trust Indenture Act to this Indenture shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Issuer or the Trustee.

5.14  Waiver of Usury, Stay or Extension Laws

      The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

5.15  No Set-Off

      Subject to applicable law, each Securityholder, by accepting a Security, and the Trustee shall be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the Securities or the Indenture (or between the Issuer's obligations with respect to the Securities and any liability owed by the Securityholder or the Trustee to the Issuer) that they may otherwise have against the Issuer.

5.16  No Liability of Directors, Officers, Employees, Incorporators or
      Stockholders

      Subject to mandatory provisions of applicable law, no director, officer, employee, incorporator, member, stockholder or authorized representative of the Issuer, in such capacity, will have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder, by accepting a Security, waives and releases all such liability. The waiver and release are deemed to be part of the consideration for issuance of the Securities.

6.    CONCERNING THE TRUSTEE

6.1   Certain Rights and Duties of Trustee

      (a) The Trustee, prior to the occurrence of a Payment Default, undertakes to perform only such duties as are specifically set forth in this Indenture and the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The application of Section 315(a)(1) of the Trust Indenture Act to this Indenture is expressly excluded. In case a Payment Default has occurred and prior to the receipt of instructions (if any) from the Securityholders, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b)   (i)   The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Security, debenture or other paper or document (whether in original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; provided, that in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but need not verify the contents thereof.

            (ii) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors shall be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer. Whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely on an Officers' Certificate.

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered security or indemnity to its reasonable satisfaction against the costs, expenses and liabilities which may reasonably be incurred therein or thereby.

            (iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Majority Securityholders.

            (v) Subject to Section 6.1(b)(i), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, Security, debenture or other paper or document with respect to the Securities unless requested in writing so to do by the Majority Securityholders then Outstanding, provided, that, if the payment within a reasonable time to the Trustee of the reasonable costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee shall require indemnity reasonably satisfactory to it against such expenses or liabilities as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be repaid by the Issuer upon demand.

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney custodian or nominee appointed with due care by it hereunder.

            (vii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

            (viii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the

                  Issuer given under this Agreement; provided, that the Trustee's conduct does not constitute negligence or willful misconduct.

            (ix) The Trustee shall have no obligation to invest and reinvest any cash held pursuant to this Agreement in the absence of timely and specific written investment direction from the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

            (x) The Trustee shall not be deemed to have notice of any Payment Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this indenture; provided, however, that the Trustee shall be deemed to have actual knowledge of the existence of any Payment Default which has arisen pursuant to the provisions of Section 5.1(a) or (b).

            (xi) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

            (xii) The Trustee may request that the Issuer deliver an Officers'
                  Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      (c) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be a reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such liability is not reasonably assured to it.

      (d) The Trustee may consult with counsel of its selection and the written advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

      (e) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

6.2   Trustee Not Responsible for Recitals, etc.

      The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds of such Securities.

6.3   Trustee and Others May Hold Securities

      The Trustee or any Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer, or any other obligor on the Securities with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

6.4   Moneys Held by Trustee or Paying Agent

      (a) All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from other funds of the Trustee or Paying Agent. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Issuer to pay thereon.

      (b) The Trustee shall arrange with all Paying Agents for the payment, from funds furnished by the Issuer to the Trustee pursuant to this Indenture, of the principal of and interest and other amounts due on the Securities (including Additional Amounts).

6.5   Compensation of Trustee and Its Lien

      (a) The Issuer covenants and agrees to pay the Trustee (all references in this Section 6.5 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent and Security Registrar) such amount as shall be agreed upon in writing with the Issuer in full compensation for all services rendered by the Trustee hereunder for the period beginning on the Closing Date and ending upon the full redemption of the Securities. Except as herein otherwise expressly provided, the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses, advances and disbursements of its counsel and of all persons not regularly in its employ) except any such expense or disbursement as shall be determined to have been caused by its own negligence or willful misconduct. The Issuer also covenants and agrees to indemnify each of the Trustee and each predecessor Trustee for, defend, and hold harmless each of the Trustee and each predecessor Trustee and their respective officers, directors, employees, representatives and agents from and against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on its part or any of its employees, officers or agents, arising out of or in connection with (i) the acceptance or administration of the trust or trusts hereunder and this Indenture, including, without limitation, the costs and expenses of defending itself against any claim (whether against the Issuer, a Securityholder or any other Person) or liability and (ii) the exercise or performance or any of its rights, powers or duties hereunder and including liability which the Trustee may incur as a result of failure to withhold, pay or report Taxes.

      (b) The obligations of the Issuer under this Section 6.5 shall survive payment in full of the Securities, the resignation or removal of the Trustee and the termination of this Indenture for a period of three years after the redemption and payment in full of the Securities.

      (c) When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as Paying Agent, if so appointed by the Issuer) after a Payment Default occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States Federal or state law or analogous foreign law for the relief of debtors.

      (d) The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.5, except with respect to (i) the indemnity to the Trustee contained in Section 6.5(a).

6.6   Right of Trustee to Rely on Officers' Certificates and Opinions of Counsel

      Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate of the Issuer or an Opinion of Counsel, which shall conform to the provisions of Section 12.1. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 6.1(b)(ii).

6.7   The Bank of New York Trust Company (Cayman) Limited as Trustee

      If at any time whilst The Bank of New York Trust Company (Cayman) Limited is appointed as Trustee hereunder:

      (i) the long term unsecured debt rating of The Bank of New York falls below "A3" by Moody's; or

      (ii) The Bank of New York Trust Company (Cayman) Limited ceases to be majority owned by or controlled by The Bank of New York; or

      (iii) The Bank of New York Trust Company (Cayman) Limited ceases to bear "Bank of New York" in its name;

      then The Bank of New York Trust Company (Cayman) Limited will resign and the Issuer will appoint a successor trustee in accordance with the provisions of Section 6.9.

6.8   Persons Eligible for Appointment as Successor Trustee

      If The Bank of New York Trust Company (Cayman) Limited ceases to be appointed as Trustee hereunder for any reason, the Issuer will appoint a successor trustee. Any successor trustee will at all times be a bank with a combined capital and surplus of at least U.S.$100,000,000 and have a long term unsecured debt rating of at least "A3" by Moody's.

6.9   Resignation and Removal of Trustee; Appointment of Successor

      (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice to the Issuer and by giving notice of such resignation to the Securityholders in the manner provided in Section 12.4.

      (b) In case at any time any of the following shall occur with respect to any Securities:

            (i)   the Trustee shall cease to be eligible under Section 6.7 or
                  Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

            (ii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

            then, in any such case, (A) the Issuer may remove the Trustee, and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, or (B) any Securityholder who has been a bona fide Securityholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee.

      (c) The Majority Securityholders at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Issuer, the evidence provided for in Section 7.1 of the action taken by the Securityholders, provided, that unless a Payment Default shall have occurred and be continuing, the Issuer shall consent (such consent not to be unreasonably withheld).

      (d) If the Trustee shall resign, be removed, or become incapable of acting or if a vacancy shall occur in the office of Trustee with respect to the Securities for any cause, the Issuer shall promptly appoint a successor Trustee or Trustees by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment pursuant to Section 6.10 within 30 days after the mailing of such notice of resignation or removal, the former Trustee may, at the Issuer's expense, petition any court of competent jurisdiction for the appointment of a successor Trustee, or any Securityholder who has been a bona fide Securityholder for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

      (e) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 6.10.

6.10  Acceptance of Appointment by Successor Trustee

      (a) Any successor Trustee appointed under Section 6.9 shall execute, acknowledge and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Issuer or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 6.5, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the Trustee so ceasing to act and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee ceasing to act. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 6.5.

      (b)   No successor Trustee shall accept appointment as provided in this
            Section 6.10 unless at the time of such acceptance such successor Trustee shall be eligible under Section 6.8.

      (c) Upon acceptance of appointment by a successor Trustee, the Issuer shall give notice of the succession of such Trustee hereunder to the Securityholders in the manner provided in Section 12.4. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

6.11  Merger, Conversion or Consolidation of Trustee

      (a) Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such successor Trustee shall be eligible under the provisions of Section 6.8 hereof.

      (b) In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee, and in such cases such certificate shall have the same force under the Securities and under this Indenture as if authenticated by such predecessor Trustee; provided, that, the certificate of the Trustee shall have provided that the right to adopt the certificate of authentication of any predecessor Trustee or the authenticated Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

6.12  Maintenance of Offices and Agencies

      (a) The Issuer shall at all times maintain in the Borough of Manhattan, The City of New York, and in such other Places of Payment, if any, as shall be specified for the Securities, an office or agency where Securities may be presented or surrendered for registration of transfer, exchange or redemption and for payment of principal and interest and where notices to and demands upon the Issuer in respect of this Indenture and the Securities may be served. Such office shall initially be the Corporate Trust Office. Notices and demands to or upon the Trustee in respect of the Securities or this Indenture may be served at the Corporate Trust Office. The Issuer shall not change the designation of such office or agency without prior written notice to the Trustee and the designation of a replacement office or agency. Written notice of the location of each of such office or agency and of any change of location thereof shall be given by the Issuer to the Trustee and by the Trustee to the Securityholders in the manner specified in Section 12.4. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

      (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. The Issuer shall enter into an appropriate agency agreement with any Security Registrar or Paying Agent that is not a party to this Indenture. The agreement shall incorporate the provisions of the Trust Indenture Act and implement the provisions of this Indenture that relate to such agent. At any time when any Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issuance, exchange, registration of transfer or pursuant to Section 2.13, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent).

      (c) The Trustee at its office specified in the definition of "Corporate Trust Office" in Section 1.1, is hereby appointed as Paying Agent and Security Registrar hereunder.

      (d) Any Paying Agent (other than the Trustee) not a party to this Indenture, from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this
            Section 6.12, that such Paying Agent will:

            (i) hold all sums held by it for the payment of principal of and interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (ii) give the Trustee within five days thereafter notice of any Default by any obligor upon the Securities in the making of any such payment of principal or interest; and

            (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

      (e) Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent for the account of the Trustee.

      (f) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor Person is otherwise eligible under this
            Section 6.12, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

      (g) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section 6.12 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Issuer shall promptly appoint one or more qualified successor Authorized Agents (except in the case of any Authenticating Agent, where the Trustee shall so appoint) to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this
            Section 6.12. The Issuer shall give written notice of any such appointment to all Securityholders in accordance with Section 12.4 (but need only give notice in the manner specified in clause (a) thereof).

      (h) The Issuer initially appoints The Bank of New York as Security Registrar and Paying Agent and Kredietbank S.A., Luxembourgeoise as a paying agent (the

            "LUXEMBOURG PAYING AGENT") in connection with the Securities. The Issuer will appoint Kredietbank S.A., Luxembourgeoise (or other Luxembourg entity) as transfer agent (the "LUXEMBOURG TRANSFER AGENT") in the event the Securities are issued in definitive registered form.

      (i) So long as the Securities are listed on the Luxembourg stock exchange and the rules of such exchange so require, the Issuer will maintain a paying agent and transfer agent in Luxembourg. If the Securities are listed on any other securities exchange, the Issuer will satisfy any requirement at such securities exchange as to paying agents. So long as the Securities are listed on the Luxembourg stock exchange, any change in the Luxembourg Paying Agent or the Luxembourg Transfer Agent or any change in the location of their offices shall be notified to Securityholders by the giving of notice to the Securityholders in accordance with the provisions of
            Section 12.4 of this Indenture.

6.13  Reports by Trustee

      (a) On or before June 3 in every year, so long as any Securities are Outstanding hereunder, the Trustee shall transmit to the Securityholders specified in Section 313(a) of the Trust Indenture Act a brief report, dated as of the preceding December 31, to the extent required by Section 313 of the Trust Indenture Act in accordance with the procedures set forth in said Section.

      (b) A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuer and filed with the SEC and each stock exchange, on which the Securities are listed.

      (c) The Issuer shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with Section 313(d) of the Trust Indenture Act.

6.14  Trustee Risk

      None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to
      Section 6.1 except to the extent provided herein.

6.15  Appointment of Co-Trustee

      (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction, denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any Security, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any other action which may be desirable or necessary in connection therewith, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees. The following provisions of this
            Section 6.15 are adopted to these ends.

      (b) In the event that the Trustee appoints one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee(s) but only to the extent necessary to enable such separate or co-trustee(s) to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee(s) shall run to and be enforceable by them or either of them.

      (c) Should any instrument in writing be required by the separate trustee(s) or co-trustee(s) so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

      (d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except
                  (A) to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to any property or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee and (B) if at any time the long-term unsecured debt rating of such co-trustee by Moody's shall fall below that of the Trustee, then the Trustee, or another co-trustee appointed by the Trustee in accordance with this Section 6.15, shall exercise and perform singly such rights, powers, duties and obligations;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (iv) each co-trustee appointed hereunder shall at all times be a bank with a combined capital and surplus of at least U.S.$100,000,000 and have a long-term unsecured debt rating of at least "A3" by Moody's.

      (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 6.

      (f) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

6.16  Notice of Payment Default

      If a Payment Default shall have occurred, the Trustee shall, within 90 (ninety) days of the occurrence of such Payment Default with respect to the Securities, give to each Securityholder in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act notice of the Payment Default as and to the extent provided by the Trust Indenture Act, unless such Payment Default shall have been cured or waived. The Trustee will be protected in withholding notice, however, if it determines in good faith that withholding notice is in the interest of the Securityholders.

6.17  Eligibility; Disqualification.

      Upon qualification of this Indenture under the Trust Indenture Act, this Indenture shall have a Trustee who satisfies the requirement of Sections 310(a)(1), (2) and (5) of the

      Trust Indenture Act. Notwithstanding the foregoing, the Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least U.S.$100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of Section 310(a)(2) of the Trust Indenture Act. The Trustee shall comply with Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. The provisions of
      Section 310 of the Trust Indenture Act shall apply to the Issuer and any other obligor of the Securities.

6.18  Preferential Collection of Claims Against Issuer.

      The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein. The provisions of Section 311 of the Trust Indenture Act shall apply to the Issuer and any other obligor of the Securities.

7.    CONCERNING THE SECURITYHOLDERS

7.1   Acts of Securityholders

      (a) Any request, demand, authorization, direction, notice, consent, waiver, modification, supplement, or other action provided by this Indenture to be given or taken by Securityholders (collectively, an "ACT" of such Securityholders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Securityholders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Securityholders duly called and held in accordance with the provisions of Article 8, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee, and when it is specifically required herein, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 7.1. The record of any meeting of Securityholders shall be proved in the manner provided in Section 8.5.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of the Issuer, on behalf of such corporation, association or the Issuer, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of the Securities, the principal amount and serial numbers of Securities held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.

      (d) Any Act by the Securityholders (i) shall bind the holder of each Security and every future Securityholder of such Security and the Securityholder of every Security issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Security, and whether or not such Securityholder has given its consent (unless required under this Indenture) to such Act or was present at any duly held meeting, and
            (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Security to any other Person, including the Issuer or any Affiliate thereof.

      (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Securities for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Securityholder may be revoked with respect to any or all of such Securities by written notice by such Securityholder (or its duly appointed agent) or any subsequent Securityholder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

      (f) Securities authenticated and delivered after any Act of Securityholders may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any action taken by such Act of Securityholders. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Issuer, to such action, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for outstanding Securities.

      (g) The Issuer may, in the circumstances permitted by the Trust Indenture Act, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to sign any instrument evidencing or embodying an Act of the Securityholders or to vote on any action. If a record date is fixed, those Persons who were Securityholders at such record date, and only those Persons (or their duly appointed proxies or agents), shall be entitled to sign any such instrument evidencing or embodying an Act of Securityholders, to revoke any such instrument previously signed or to vote on such action, as the case may be, whether or not such Persons continue to be Securityholders after such record date. If not set by the Issuer prior to the first solicitation of a Securityholder by any Person in respect of any such action, or, the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day prior to such first solicitation or vote, as the case may be. No such instrument shall be valid or effective if signed more than 180 days after such record date, and may be revoked as provided in paragraph
            (e) above. Promptly after any record date is set by the Issuer pursuant to this Section 7.1(g), the Issuer, at its own expense, shall cause notice of such record date, the proposed action by the Securityholders to be given to the Trustee in writing and to each Securityholder in the manner set forth in Section 12.4.

      (h) Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

      (i) The Initial Securities and the Exchange Securities shall vote and consent together on all matters as one class, and none of the Securities, and no tranche of Securities, shall have the right to vote or consent as a separate class on any matter.

7.2   Securities Owned by Issuer and Affiliates Deemed Not Outstanding

      In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Securities which are owned by the Issuer or its Affiliates shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. The Issuer shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

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

8.    SECURITYHOLDERS' MEETINGS

8.1   Purposes for Which Securityholders' Meetings May Be Called

      A meeting of Securityholders may be called at any time and from time to time pursuant to this Article 8 for any of the following purposes:

      (a) to give any notice to the Issuer or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to Article 7;

      (b)   to remove the Trustee and appoint a successor Trustee pursuant to
            Article 6;

      (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 9.1; or

      (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

8.2   Trustee, Issuer and Securityholders May Call Meeting

      The Trustee may call a meeting of the Securityholders at any time by giving notice thereof as provided in Section 12.4. In case the Issuer, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Securities then Outstanding shall have requested the Trustee to call a meeting of Securityholders, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have given notice of such meeting within 20 days after receipt of such request, then the Issuer or such Securityholders in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section
      8.1 by giving notice thereof as provided in Section 12.4. Notice of every meeting of the Securityholders shall set forth the time and place of such meeting and, in general terms, the action proposed to be taken at such meeting and shall be given not less than 30 nor more than 60 days prior to the date fixed for the meeting; provided, that, in the case of any meeting reconvened after adjournment, such notice shall be given not less than 10 nor more than 60 days prior to the date fixed for such meeting.

8.3   Persons Entitled to Vote at Meeting

      To be entitled to vote at any meeting of Securityholders a person shall be
      (a) the Persons who were Securityholders on the record date determined pursuant to Section 7.1(g) or (b) a person appointed by an instrument in writing as proxy for any such Securityholder. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

8.4   Determination of Voting Rights; Conduct and Adjournment of Meeting

      (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section
            7.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 7.1 and the appointment of any proxy shall be proved in the manner specified in said Section 7.1 or by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

      (b) The Issuer or the Securityholders calling the meeting, as the case may be, shall appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Securityholders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote.

      (c) Subject to the provisions of Section 7.2, at any meeting each Securityholder or proxy shall be entitled to one vote for each U.S.$1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to Section 8.2 may be adjourned from time to time, and the meeting may be held as so adjourned upon notice as set forth in
            Section 8.2. At any meeting, the presence of persons holding or representing Securities with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the persons holding or representing a majority of the Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

8.5   Counting Votes and Recording Action of Meeting

      The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Securityholders or of their representatives by proxy and the serial numbers and principal amounts of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

9.    SUPPLEMENTAL INDENTURES

9.1   Supplemental Indenture with Consent of Securityholders

      (a) With the consent of the Majority Securityholders, the Issuer, when authorized by a Board Resolution, may, and the Trustee, subject to Sections 9.2, 9.3 and 9.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of amending the provisions of this Indenture or of modifying in any manner the rights of the Securityholders under this Indenture; provided, however, that without the consent of the Securityholder of each Outstanding Security affected thereby, except to the extent such amendment or modification is for any of the purposes set out in
            Section 9.2, no such supplemental indenture shall cause any of the following:

            (i)   change the time for payment of Interest on the Securities;

            (ii) reduce the Principal Amount, the Stated Rate; the Interest or the redemption price for the Securities;

            (iii) waive a redemption payment on any Security;

            (iv) change the currency of any payment on a Security other than as permitted by the Security;

            (v)   change the place of payment on a Security;

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            (vi)  reduce the percentage in principal amount of the Securities, the approval of whose holders is needed to change this Indenture or the Securities;

            (vii) reduce the percentage in principal amount of the Securities, the consent of whose holders is needed to waive the Issuer's compliance with this Indenture or to waive defaults; or

            (viii) change the provisions of this Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to in this Indenture or to add to the provisions that cannot be changed or waived without approval.

      (b) Upon receipt by the Trustee of Board Resolutions and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Securityholders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 9.3 and 9.4.

      (c) It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      (d) After an amendment under this Section 9.1 becomes effective, the Issuer will mail to the Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, will not impair or affect the validity of an amendment under this Section 9.1.

9.2   Supplemental Indentures Without Consent of Securityholders

      Notwithstanding anything to the contrary provided for in Section 9.1 hereof (but subject to Section 9.1(a) hereof), the Issuer, when authorized by a Board Resolution, at any time and from time to time, may, without the consent of any Securityholders, enter into one or more indentures supplemental hereto in form satisfactory to the Trustee for any of the following purposes:

      (a) in the event that, at any time the Issuer has affirmatively elected to qualify the Securities as Tier I Capital, and the Tier I Regulation does not require payments of Interest to be made out of Distributable Profits, to delete Section 2.7(b) of this Indenture; or

      (b)   to establish the form and terms of Securities permitted by Sections
            2.1 and 2.5; or

      (c) to evidence the succession of another entity to the Issuer and the assumption by any such successor of the covenants of the Issuer herein contained, subject to compliance with Section 4.13; or

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      (d)   to evidence the succession of a new Trustee hereunder pursuant to
            Section 6.9; or

      (e) to convey, transfer and assign to the Trustee properties or assets to secure the Securities, and to amplify the description of any property at any time subject to this Indenture or the Securities or to assure, convey and confirm unto the Trustee any property subject or required to be subject to this Indenture or the Securities; or

      (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect or maintain its qualification under the Trust Indenture Act, if necessary, or under any similar United States federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar United States federal statute hereafter enacted; or

      (g) to permit or facilitate the issuance of Securities in definitive form; or

      (h) to cure any ambiguity, to correct or supplement any provision in this Indenture or the Securities that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Securityholders in any material respect; or

      (i) to provide for the issuance of Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities (except for any terms established in or pursuant to a Board Resolution in accordance with Section 2.1(c) or 2.2(b)), and which shall be treated, together with any outstanding Original Securities, as a single issue of securities; or

      (j) to provide for the issuance of Exchange Securities, which shall have terms substantially identical in all material respects to the Initial Securities such Exchanged Securities have been exchanged for, and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities; or

      (k) if the Issuer has affirmatively elected to qualify the Securities as Tier I Capital to amend the terms of the Securities to reflect any term which is required in the Opinion of Counsel for the Securities to be treated as Tier I Capital; or

      (l) to add to, change or eliminate any of the provisions of Article 11 in respect of any series of Securities; provided, that any such action pursuant to this clause (l) shall not adversely affect the interests of the holders of Senior Debt in any material respect without the written consent of each such holder of Senior Debt.

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9.3   Execution of Supplemental Indentures

      In executing supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Trustee may, but shall not be obligated to, enter into any supplemental indentures which affect the Trustee's own rights, duties or immunities under this Indenture, the Securities or otherwise.

9.4   Effect of Supplemental Indentures

      Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Securityholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.5   Conformity with Trust Indenture Act

      Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

9.6   Reference in Securities to Supplemental Indentures

      Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer and the Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Securities after proper presentation and demand. If the Issuer shall so determine, new Securities so modified as to conform, in the opinion of the Issuer and the Trustee, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

9.7   Moody's Consent and Notification

      (a) The Issuer and the Trustee may not enter into an indenture or indentures supplemental hereto for the purpose of amending the proviso in Section 9.1(b) without the prior written consent of Moody's, if Moody's is then rating the Securities.

      (b) Any amendments to this Indenture or any terms and conditions of the Securities will be promptly notified in writing by the Issuer to Moody's, if Moody's is then rating the Securities.

9.8   Consent of the Central Bank of Brazil

      Notwithstanding any provision of this Article 9, the execution of any indenture or supplemental indenture, the amendment of any of the Securities pursuant to this Article 9 or the issuance of Additional Securities, is subject to the prior consent of the Central Bank of Brazil, if required.

10.   SATISFACTION AND DISCHARGE

10.1  Satisfaction and Discharge of Securities

      (a) The Securities shall, on or prior to a Redemption Date with respect to the repayment of principal thereof, be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Issuer in respect thereof shall be deemed to have been satisfied and discharged, upon satisfaction of the following conditions:

            (i) the Issuer shall have given a notice of redemption to each Securityholder pursuant to Section 3.5 and all other conditions to such redemption contained herein shall have been met;

            (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee, in trust, money in an amount which shall be sufficient to pay when due all the principal of and interest due and to become due on the Securities in U.S. dollars for each tranche thereof to maturity or redemption, as the case may be;

            (iii) if any such deposit of money shall have been made prior to the
                  Redemption Date of such Securities, the Issuer shall have delivered to the Trustee an Issuer Order stating that such money shall be held by the Trustee in trust;

            (iv) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of principal of and interest on the Securities;

            (v) no Payment Default shall have occurred and be continuing on the date of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound, or any laws or regulations to which the Issuer is subject;

            (vi) in the case of redemption of Securities, the Issuer Order with respect to such redemption pursuant to Article 3 shall have been given to the Trustee; and

            (vii) there shall have been delivered to the Trustee an Opinion of
                  Counsel to the effect that such satisfaction and discharge of the indebtedness of the Issuer with respect to the Securities shall not be deemed to be, or result in, a taxable event with respect to the Securityholders for purposes of United States federal income taxation unless the Trustee shall have received documentary evidence that each Securityholder either is not subject to, or is exempt from, United States federal income taxation.

      (b) Upon satisfaction of the aforesaid conditions with respect to the Securities, the Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Securities.

      (c) In the event that Securities which shall be deemed to have been paid as provided in this Section 10.1 do not mature and are not to be redeemed within the 60-day period commencing on the date of the deposit with the Trustee of moneys, the Issuer shall, as promptly as practicable, give a notice, in accordance with Section 12.4, to such Securityholders (with a copy of such notice to Moody's) to the effect that such Securities are deemed to have been paid and the circumstances thereof.

      (d) Notwithstanding the satisfaction and discharge of any Securities as aforesaid, the obligations of the Issuer and the Trustee in respect of such Securities under Sections 2.3, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20, 4.12, 6.5, 6.9 and 6.12 and this Article 10 shall survive such satisfaction and discharge.

10.2  Satisfaction and Discharge of Indenture

      (a) This Indenture shall upon the Issuer Order cease to be of further effect (except as herein expressly provided), and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

            (i)   either:

                  (x) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.14, (B) Securities deemed to have been paid in accordance with Section 10.1 and (C) Securities for whose payments money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.15(g)) have been delivered to the Trustee for cancellation; or

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

                  (y) all Securities not theretofore delivered to the Trustee for cancellation shall be deemed to have been paid in accordance with Section 10.1; and

            (ii)  all other sums due and payable hereunder have been paid; and

            (iii) the Issuer has delivered to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

      (b) Upon satisfaction of the aforesaid conditions, the Trustee shall, upon receipt of an Issuer Order, execute proper instruments acknowledging satisfaction and discharge of the Indenture and take all other action reasonably requested by the Issuer to evidence the termination of any and all liens created by or with respect to this Indenture.

      (c) Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Issuer and the Trustee under Sections 2.3, 2.12, 2.13, 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20,
            4.12, 6.5, 6.9 and 6.12 and this Article 10 shall survive such satisfaction and discharge.

      (d) Upon satisfaction and discharge of this Indenture as provided in this Section 10.2, the Trustee shall assign, transfer and turn over to or upon the order of the Issuer, any and all money, securities and other property then held by the Trustee for the benefit of the Securityholders, other than money deposited with the Trustee pursuant to Section 10.1(a) or 4.12(e) and interest and other amounts earned or received thereon.

10.3  Application of Trust Money

      The money deposited with the Trustee pursuant to Section 10.1 shall not be withdrawn or used for any purpose other than, and shall be held in trust for and applied to (either directly or through any Paying Agent), the payment of the principal of and interest on the Securities or portions of principal amount thereof in respect of which such deposit was made.

11.   SUBORDINATION

11.1  Agreement to Subordinate

      (a) The Issuer covenants and agrees, and each Securityholder issued hereunder, by such Securityholder's acceptance thereof, likewise covenants and agrees, that, subject to applicable law, (i)(A) the Securities issued hereunder shall rank pari passu with respect to each other without any preference among themselves and (B) the rights and claims of Securityholders under the Securities shall rank pari passu with the rights and claims of holders of the Parity Securities and other debt obligations expressed to be similarly subordinated as and, accordingly, ranking pari passu with, the rights and claims of Securityholders, and (ii) the rights and claims of Securityholders are and will be subordinated and accordingly be subject in right of payment to prior payment in full of all Senior Debt upon the Issuer's liquidation, moratorium of payments or bankruptcy or upon an emergency measure being declared in respect of the Issuer.

      (b) In the event of the Issuer's liquidation or a moratorium of payments, bankruptcy or emergency measure being declared in respect of the Issuer, the payments payable on the Securities shall be an amount equal to the lesser of (i) the aggregate amount of all payments due on the Securities pursuant to the terms and conditions hereof and thereof without giving effect to this Section 11.1(b) and
            (ii) an amount equal to (A) the remaining assets of the Issuer after satisfaction of all claims which, as a matter of law, are prior to those of Securityholders or any Parity Security or any similarly subordinated debt multiplied by (B) a fraction, (x) the numerator of which is the aggregate amount of all payments due on the Securities pursuant to the terms and conditions thereof without giving effect to this Section 11.1(b) and (y) the denominator of which is the sum (without duplication) of the aggregate amount of all claims under the Securities, the aggregate liquidation preference of, and aggregate amount of all claims under any outstanding Parity Securities and similarly subordinated debt obligations with a formula or arrangement substantially similar to this Section 11.1(b), without application of this Section 11.1(b) and the corresponding similar formula or arrangement.

11.2  Payment Over of Proceeds Upon Dissolution, Etc.

      (a) In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, moratorium of payments, emergency measure or other similar case or proceeding in connection therewith, relative to the Issuer or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt (including any interest accruing thereon after the commencement of any such case or proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Securityholders are entitled to receive any payment on account of principal of or Interest on the Securities, and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding, dissolution, liquidation, moratorium of payments, emergency measure or other winding up event.

      (b) In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or any Securityholder shall have received any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Securities, before all Senior Debt is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Securityholder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Issuer for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. Any taxes that have been withheld or deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that the Trustee or the Securityholder receives for purposes of this Section.

      (c) For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation or other entity provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Debt which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Issuer with, or the merger of the Issuer into, or the conveyance, transfer or lease by the Issuer of its properties and assets substantially as an entirety, another Person upon the terms and conditions set forth in Section 4.14, or the liquidation or dissolution of the Issuer following any such conveyance or transfer, shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Issuer for the purposes of this Section if the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance, transfer or lease of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 4.14.

11.3  No Payment When Senior Debt in Default

      (a) Unless all principal of, and any premium or interest on, Senior Debt has been paid in full, no payment or other distribution (including any payment which may be payable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Securities) shall be made by the Issuer on account of principal of or any Interest or other amounts due and payable on the Securities or on account of the purchase or other acquisition of
            Securities:

            (i) in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving the Issuer or the Issuer's assets; or

            (ii) (a) in the event and during the continuation of any default in the payment of principal of, premium and any interest and other amounts due and payable on any Senior Debt beyond any applicable grace period with respect thereto; or

                  (b) in the event that any event of default with respect to any Senior Debt has occurred and is continuing beyond any applicable grace period, permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to accelerate the maturity of that Senior Debt, whether or not maturity is in fact accelerated

                  (unless, in the case of clause (a) or (b) of this clause (ii), if the payment default or event of default shall have been cured or waived or shall have ceased to exist and any related acceleration shall have been rescinded or annulled, then such default in payment or event of default, as the case may be, shall be deemed not to have occurred for the purpose of this Section) or

                  (c) in the event that any judicial proceeding is pending with respect to payment default or event of default described in
                  (a) or (b) of this clause (ii).

      (b) In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Trustee or any Securityholder prohibited by the provisions of this Section 11.3, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Securityholder, then such payment shall be repaid forthwith for the benefit of holders of the Senior Debt.

      (c) No default in payment or event of default with respect to any Senior Debt shall be deemed to be a default in payment or event of default of the kind specified in subclause (ii)(a) or (ii)(b) of clause (a) of this Section, and no judicial proceeding with respect to any such default in payment or event of default shall be deemed to be a judicial proceeding of the kind specified in subclause (ii)(c) of clause (a) of this Section 11.3, if (x) the Issuer shall be disputing the occurrence or continuation of such default in payment or event of default, or any obligation purportedly giving rise to such default in payment or event of default, and (y) no final judgment holding that such default in payment or event of default has occurred and is continuing shall have been issued. For the purpose of this Section 11.3(c), a "final judgment" means a judgment that is issued by a court having jurisdiction over the Issuer or its property, is binding on the Issuer or its property, is in full force and effect and is not subject to judicial appeal or review (including because the time within which a party may seek appeal or review has expired); provided, that if any such judgment has been issued but is subject to judicial appeal or review, it shall nevertheless be deemed to be a final judgment unless the Issuer shall in good faith be prosecuting such appeal or a proceeding for such review and shall have obtained a stay of execution pending such appeal or review. Notwithstanding the foregoing, this paragraph shall not apply to any default in payment or event of default with respect to any Senior Debt as to which the Issuer has waived the application of this paragraph in the instrument evidencing such Senior Debt or by which such Senior Debt is created, incurred, assumed or guaranteed by the Issuer.

      (d) The holders of Senior Debt may obtain a court order requiring the Issuer and any holder of a Security to comply with the provisions of this Indenture.

11.4  Payment Permitted in Certain Situations

      Nothing contained in this Article or elsewhere herein or in the Securities shall prevent (a) the Issuer, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Issuer referred to in Section 11.2 or under the conditions described in Section 11.3, from making payments at any time of or on account of the principal of and any Interest and other amounts due and payable on the Securities or on account of the purchase or other acquisition of the Securities, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the principal of and any Interest and other amounts due and payable on the Securities or the retention of such payment by the Securityholders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

11.5  Subrogation to Rights of Holders of Senior Debt

      Subject to the payment in full of all Senior Debt or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Securityholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this

      Article (equally and ratably with the holders of indebtedness of the Issuer which by its express terms is subordinated to indebtedness of the Issuer to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of and any Interest and other amounts due and payable on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Securityholders or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Debt by Securityholders or the Trustee, shall, as among the Issuer, its creditors other than holders of Senior Debt and the Securityholders, be deemed to be a payment or distribution by the Issuer to or on account of the Senior Debt.

11.6  Provisions Solely to Define Relative Rights

      The provisions of Sections 11.2 through 11.5 hereof are and are intended solely for the purpose of defining the relative rights of the Securityholders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Issuer, its creditors other than holders of Senior Debt and the Securityholders, the obligation of the Issuer, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Issuer), to pay to the Securityholders the principal of and any Interest and other amounts due and payable on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Issuer of the Securityholders and creditors of the Issuer other than the holders of Senior Debt; or (c) prevent the Trustee or any Securityholder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Securityholder.

11.7  Trustee to Effectuate Subordination

      Each Securityholder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney in fact for any and all such purposes.

11.8  No Waiver of Subordination Provisions

      No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non compliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

      Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Securityholders, without incurring responsibility to the Securityholders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Securityholders to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

11.9  Notice to Trustee

      The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Issuer or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist.

      Subject to the provisions of Section 6.1, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

11.10 Reliance on Judicial Order or Certificate of Liquidating Agent

      Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Securityholders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, moratorium of payments, reorganization, dissolution, winding up, emergency measure or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Securityholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

11.11 Trustee Not Fiduciary for Holders of Senior Debt

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders or creditors if it shall in good faith pay over or distribute to Securityholders or to the Issuer or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

11.12 Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's
      Rights

      The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

      Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.5.

11.13 Article Applicable to Paying Agents

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

12.   MISCELLANEOUS

12.1  Compliance Certificates and Opinions

      (a) Upon any application or request by the Issuer to the Trustee that the Trustee take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act, including, where applicable, a certificate or opinion by an independent certified public accountant reasonably satisfactory to the Trustee that complies with Section 314 of the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Issuer, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

      (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include in substance:

            (i) a statement that each individual signing such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      (c) With the delivery of this Indenture, the Issuer is furnishing to the Trustee, and from time to time thereafter may furnish, an Officers' Certificate identifying and certifying the incumbency and specimen signatures of the Authorized Representatives. Until the Trustee receives a subsequent Officers' Certificate, the Trustee shall be entitled to conclusively rely on the last such Officers' Certificate delivered to it for purposes of determining the Authorized Representatives of the Issuer.

12.2  Form of Documents Delivered to Trustee

      (a) In any case where several matters are required to be certified by, or covered by an opinion of any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      (b) Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or, in the exercise of reasonable care, should know that the certificate or opinion or representations with respect to the matters upon which such Officers' Certificate or opinion is based are erroneous or otherwise inaccurate. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

      (c) Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

      (d) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

12.3  Notices, etc. to Trustee

      Any Act of Securityholders or other document required or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, or by registered or certified first-class United States mail with postage prepaid and return receipt requested, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

      Trustee: The Bank of New York Trust Company (Cayman) Limited c/o The Bank of New York
                        101 Barclay Street
                        Floor 21W
                        New York, New York 10286

                        Attention: Global Finance Unit
                        Telecopier: +1 (212) 815 5802
                        Telephone: +1 (212) 815-5346

      Issuer:           Banco Bradesco S.A.
                        Grand Cayman branch

                        Ansbacher House (3rd Floor)
                        20 Genesis Close
                        P.O. Box 1818 GT
                        George Town
                        Grand Cayman
                        Cayman Islands
                        Attention: General Manager
                        Telecopier: +1 345 945-1200
                        Telephone: +1 345 945-1430

      With a copy to: c/o Banco Bradesco S.A.
                        International Department
                        Avenida Ipiranga, 282, 10 degrees Andar
                        01046-920 -Sao Paulo - SP
                        Attention: Executive General Manager
                        Telephone: +55 11 3235 9566
                        Telecopier: +55 11 3235 9161
                        Swift BBDEBRSPOCO

      Copies of all notices received or given by the Trustee hereunder or under the Securities shall be delivered concurrently with their delivery or promptly after their receipt, as applicable, (but in any event within one Business Day) hereunder to Moody's at:

                        Moody's Investors Service, Inc.
                        99 Church Street
                        New York, New York 10007
                        Attention: Latin American ABS Monitoring
                        Telephone: +1(212) 553-4309
                        Telecopier: +1 (212) 553-4392

      Any person may change its address by giving notice of such change in the manner set forth herein. Any notice given to a person by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the person shall be deemed to have accepted delivery upon presentation). Any notice given to a person by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

12.4  Notices to Securityholders; Waiver

      (a) Where this Indenture provides for notice to Securityholders of any event, such notice shall be given by the Trustee and shall be deemed sufficiently given (unless otherwise herein expressly provided) if
            (a) given in writing and mailed, first-class postage prepaid, to each Securityholder, at its address as it appears in the Security

            Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice, (b) published in English on at least one Business Day in a morning edition in a leading newspaper having general circulation in the Borough of Manhattan, The City of New York, and (c) so long as the Securities are listed on the Luxembourg stock exchange and the rules of that exchange so require, published in English in a leading newspaper having general circulation in Luxembourg (which is expected to be d'Wort) or, if such publication is not practicable, in another leading English language daily newspaper with general circulation in Europe, and, in each case, such notice to be published on at least one Business Day in a morning edition, whether or not it shall be published in Saturday, Sunday or holiday editions. Any notice will be deemed validly given on (i) the date of mailing in respect of notices given in accordance to clause (a) and
            (ii) the date of publication in the case of notices given in accordance with clause (b) and (if applicable) clause (c). Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In the case of notice given by mail pursuant to clause (a), neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders.

      (b) In the case of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail pursuant to clause (a), then such notification as shall be made with the approval of the Trustee, in addition to notice given pursuant to clause (b) and (if applicable) clause (c), shall constitute a sufficient notification for every purpose hereunder.

12.5  Effect of Headings and Table of Contents

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

12.6  Successors and Assigns

      All covenants, agreements, representations and warranties in this Indenture by the Trustee and the Issuer shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

12.7  Severability Clause

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.8  Benefits of Indenture

      Nothing in this Indenture or in the Securities, express, or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Securityholders and the holders of Senior Debt, any benefit or any legal or equitable right, remedy or claim under this Indenture.

12.9  Legal Holidays

      In any case where the Redemption Date or the Interest Payment Date of any Security or any date on which any defaulted interest or Amount in Arrears is proposed to be paid, shall not be a business day at any Place of Payment or in the jurisdiction of any Paying Agent then (notwithstanding any other provision of this Indenture or such Security) payment of interest and/or principal need not be made at such Place of Payment or by such Paying Agent on such date, but may be made on the next succeeding business day at such Place of Payment or by such Paying Agent with the same force and effect as if made on the Redemption Date or the Interest Payment Date or on the date on which the defaulted interest is proposed to be paid, as the case may be, and, except as provided in any supplemental indenture setting forth the terms of such Security, if such payment is timely made, no interest shall accrue for the period from and after such Redemption Date or Interest Payment Date or date for the payment of defaulted interest, as the case may be, to the date of such payment.

12.10 Currency Rate Indemnity

      (a) The U.S. dollar is the sole currency of account and payment for all sums payable by the Issuer under or in connection with each tranche of the Securities or this Indenture, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by any Securityholder in respect of any sum expressed to be due to it from the Issuer will only constitute a discharge to the Issuer to the extent of the amount in U.S. dollars which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Security, the Issuer will indemnify it against any loss sustained by it as a result as set forth in Section 12.10(b). In any event, the Issuer will indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 12.10, it will be sufficient for the Securityholder to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). The indemnities set forth in this Section 12.10 constitute separate and independent cause of action, shall apply irrespective of any indulgence granted by any Securityholder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Security.

      (b) The Issuer covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Securities and this Indenture:

            (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the "JUDGMENT CURRENCY") an amount due in any other currency (the "BASE CURRENCY"), then the conversion shall be made at the rate of exchange prevailing on the business day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

            (ii) If there is a change in the rate of exchange prevailing between the business day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the base currency originally due.

            (iii) In the event of the winding-up of the Issuer at any time while any amount or damages owing under any tranche of the Securities and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer will indemnify and hold the Securityholders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent in U.S. dollars for any tranche of the amount due or contingently due under the Securities of such tranche and this Indenture (other than under this clause
                  (b)(iii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this clause (b)(iii), the final date for the filing of proofs of claim in the winding-up of the Issuer will be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

            (iv)  The obligations contained in clauses (a), (b)(i), (b)(ii) and
                  (b)(iii) of this Section 12.10 shall constitute separate and independent obligations from the other Indenture obligations of the Issuer, shall give rise to separate and independent causes of action against the Issuer, shall apply irrespective of any waiver or extension granted by any Securityholder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer for a liquidated sum in respect of amounts due hereunder or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the holders of the Security or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or the liquidator or otherwise or any of them. In the case of subsection (b)(iii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

            (iv) The term "RATE(s) OF EXCHANGE" shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York City time) for spot purchases of the base currency with the judgment currency and includes any premiums and costs of exchange payable. In this
                  Section 12.10, the term "business day" shall mean a business day in the jurisdiction in which the currency conversion takes place.

      (c) All costs and taxes payable in connection with the procedures referred to in this Section 12.10 shall be borne by the Issuer.

      (d) Any transfer of funds pursuant to this Section 12.10 shall be subject to compliance with applicable law.

12.11 Communication by Securityholders with Other Securityholders

      Securityholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture and the Securities. The Issuer, the Trustee, the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

12.12 Governing Law

      This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, except that the subordination provisions will be governed by, and construed in accordance with, the laws of Brazil.

12.13 Waiver of Jury Trial

      THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE ACTIONS OF THE TRUSTEE IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

12.14 Submission to Jurisdiction, etc.

      (a) The Issuer and the Trustee irrevocably submit to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, The City of New York, New York, United States, and any appellate court from any thereof. The Issuer and the Trustee irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer and the Trustee agree that final, non-appealable judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer or the Trustee, as the case may be, and may be enforced in any court to the jurisdiction of which the Issuer or the Trustee is subject by a suit upon such judgment, as the case may be; provided, that service of process is effected upon the Issuer or the Trustee in the manner provided by this Indenture.

      (b) The Issuer hereby irrevocably appoints and empowers the New York branch of Banco Bradesco S.A., located at 450 Park Avenue, 32nd/33rd Floor, New York, New York 10022 as its authorized agent, and the Trustee hereby irrevocably appoints and empowers The Bank of New York, located at 15 Broad Street, Floor 26, New York, New York 10286 (Corporate Trust Department) as its authorized agent, (each a "PROCESS AGENT") to accept and acknowledge for and on their behalf, and on behalf of their property, service of any and all legal process, summons, notices and documents which may be served in any such suit, action or proceeding in any New York State court or United States federal court sitting in the State of New York in the Borough of Manhattan and any appellate court from any thereof, which service may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. The Issuer and the Trustee will take any and all action necessary to continue such designation in full force and effect and to advise the Issuer or the Trustee, as applicable, of any change of address of such Process Agent; should such Process Agent become unavailable for this purpose for any reason, the Issuer or the Trustee, as applicable, will promptly and irrevocably designate a new Process Agent within New York, New York, which will agree to act as such, with the powers and for the purposes specified in this subsection (b). The Issuer irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by hand delivery to it at its address set forth in Section 12.3 or to any other address of which it shall have given notice pursuant to Section 12.3 or to its Process Agent. Service upon the Issuer or the Trustee or a Process Agent as provided for herein will, to the fullest extent permitted by law, constitute valid and effective personal service upon it and the failure of any Process Agent to give any notice of such service to the Issuer or the Trustee, as applicable, shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

12.15 Execution in Counterparts

      This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               BANCO BRADESCO S.A.
                               ACTING THROUGH ITS GRAND CAYMAN BRANCH

                               By: /s/ JOSE GUILHERME LEMBI DE FARIA
                               Title: Diretor Gerente

                               THE BANK OF NEW YORK TRUST
                               COMPANY (CAYMAN) LIMITED,
                               AS TRUSTEE, SECURITY REGISTRAR AND PAYING AGENT

                               By: /s/ STANISLAV PERTSEV
                               Title: Assistant Treasurer

                               WITNESSES:

GRAND CAYMAN

CAYMAN ISLANDS

BRITISH WEST INDIES

            On this 3rd day of June, 2005 before me, a notary public within and for said county, personally appeared Stanislav Pertsev to me personally known who being duly sworn, did say that he is a Director of The Bank of New York Trust Company (Cayman) Limited, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By: /s/ VANESSA MACK
Title: NOTARY PUBLIC, STATE OF NEW YORK
       No. 01MA6030711
       Qualified in Kings County
       Commission Expires September 20, 2005
       Certificate Filed in NY County

[NOTARIAL SEAL]

                                                                    EXHIBIT A(1)

                       FORM OF RESTRICTED GLOBAL SECURITY

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ONE OR MORE QUALIFIED INSTITUTIONAL BUYERS; (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, IN A PRINCIPAL AMOUNT OF NOT LESS THAN U.S. DOLLAR 100,000, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS RESTRICTIVE LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY

                                     A(1)-1

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS SECURITY.

                                     A(1)-2

                              BANCO BRADESCO S.A.,
                     ACTING THROUGH ITS GRAND CAYMAN BRANCH

         8.875% Perpetual Non-cumulative Junior Subordinated Securities

                           GLOBAL REGISTERED SECURITY

No. R-l
CUSIP No.: 05946NAE5
ISIN No.: US05946NAE58

                                             Initial Principal Amount: U.S.$[.]
                                             Initial Issuance Date: June 3, 2005

This Security is one of a duly authorized issue of Securities of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "ISSUER"), designated as its 8.875% Perpetual Non-cumulative Junior Subordinated Securities (the "SECURITIES"), issued in an initial aggregate principal amount of U.S.$300,000,000 under an indenture (the "INDENTURE") dated as of June 3, 2005 between the Issuer and The Bank of New York Trust Company (Cayman) Limited as Trustee (the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Securityholders, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Securities include the Initial Securities and the Exchange Securities issued in exchange for the Initial Securities in accordance with the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company ("DTC") and the holder of record of this Security (the "HOLDER" or "SECURITYHOLDER"), the principal amount specified herein in U.S. dollars on any Redemption Date upon surrender hereof at the office or agency of the Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 3.5 of the Indenture, the principal amount of the Securities shall be due as provided in the Indenture.

The Issuer promises to pay Interest on the outstanding principal amount hereof from and including June 3, 2005, or from the most recent Payment Date to which interest has been paid or duly provided for, quarterly on March 3, June 3, September 3 and December 3 of each year, commencing on September 3, 2005, (each an "INTEREST PAYMENT DATE"), at a rate equal to 8.875% per annum; provided, that
(i) interest on the then outstanding principal amount hereof

                                     A(1)-3
after any Redemption Date and (ii) interest on any overdue interest, shall accrue (to the extent lawful) at the rate of Interest per annum applicable to the Securities; provided, further, that the Issuer may suspend the payment of interest under the circumstances described in Section 2.8 of the Indenture. Interest payable, and punctually paid or duly provided for, on this Security on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the relevant Record Date for such interest payment.

Principal or interest on any Security that is payable on any Interest Payment Date or Redemption Date as provided herein shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Securities shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such City) as provided herein. Payments in respect of Global Securities will be made by wire transfer of immediately available funds to DTC. Subject to Section 12.9 of the Indenture, in the event the date for any payment of the principal of or interest on any Security is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Security shall be calculated based on a 360-day year of twelve 30-day months.

This Security does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Securities are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If a Payment Default shall occur and be continuing, holders shall be entitled to the rights and remedies provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Securities shall be issued only in fully registered form, without coupons. Subject to Section 2.2(b) of the Indenture, Securities sold pursuant to Rule 144A shall be issued in the form of a beneficial interest in one or more global securities in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Prior to and at the time of due presentment of this Security for registration of transfer, the Issuer, the Trustee, the Security Registrar and any agent of the Issuer, the Security Registrar or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, the Trustee, the Security Registrar nor any agent thereof shall be affected by notice to the contrary.

                                     A(1)-4

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE SUBORDINATION PROVISIONS WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BRAZIL.

                                     A(1)-5

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

                                      BANCO BRADESCO S.A.
                                      ACTING THROUGH ITS GRAND CAYMAN BRANCH

                                      By:_______________________________________
                                         Name:
                                         Title:

                                     A(1)-6

                          CERTIFICATE OF AUTHENTICATION

  This is one of the Securities referred to in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK TRUST
                                            COMPANY (CAYMAN) LIMITED,
                                            as Trustee

                                            By:_________________________________
                                                      Authorized Signatory

                                            Date:

                                     A(1)-7

                       SCHEDULE OF TRANSFERS AND EXCHANGES

                                Aggregate                                 Authorized signature
                           principal amount of       Current principal       by or on behalf
       Date of          Securities transferred or      amount of this        of the Security
transfer or exchange            exchanged                 Security              Registrar
--------------------    -------------------------    -----------------    --------------------


                                     A(1)-8

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Security to

________________________________________________________________________________
                  (Insert Assignee's Soc. Sec. or Tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or Type Assignee's Name, Address and Zip Code)

and irrevocably appoint ________________________________________________________
Attorney to transfer this Security on the books of the Security Registrar with full power of substitution in the premises.

________________________________________________________________________________

Date:____________________

                                     Your Signature_____________________________
                                      (Sign exactly as your name appears on the face of this Security)

                                     A(1)-9

                                                                    EXHIBIT A(2)

                      FORM OF REGULATION S GLOBAL SECURITY

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, ONLY (A) TO THE ISSUER OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 UNDER REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS RESTRICTIVE LEGEND. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY

                                     A(2)-1

CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THIS SECURITY.

                                     A(2)-2

                              BANCO BRADESCO S.A.,
                     ACTING THROUGH ITS GRAND CAYMAN BRANCH

         8.875% Perpetual Non-cumulative Junior Subordinated Securities

                           GLOBAL REGISTERED SECURITY

No. U-l
CUSIP No.: G0732RAB4
ISIN No.: USG0732RAB45

                                             Initial Principal Amount: U.S.$[.]
                                             Initial Issuance Date: June 3, 2005

This Security is one of a duly authorized issue of Securities of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "ISSUER"), designated as its 8.875% Perpetual Non-cumulative Junior Subordinated Securities(the "SECURITIES"), issued in an initial aggregate principal amount of U.S.$300,000,000 under an indenture (the "INDENTURE") dated as of June 3, 2005 between the Issuer and The Bank of New York Trust Company (Cayman) Limited as Trustee (the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Securityholders, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Securities include the Initial Securities and the Exchange Securities issued in exchange for the Initial Securities in accordance with the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

The Issuer, for value received, hereby promises to pay to The Bank of New York Depositary (Nominees) Limited or its registered assigns, as nominee of The Depository Trust Company ("DTC") and the holder of record of this Security (the "HOLDER" or "SECURITYHOLDER"), the principal amount specified herein in U.S. dollars on any Redemption Date upon surrender hereof at the office or agency of the Trustee referred to below.

The Issuer promises to pay Interest on the Outstanding principal amount hereof from and including June 3, 2005, or from the most recent Payment Date to which interest has been paid or duly provided for, quarterly on March 3, June 3, September 3 and December 3 of each year, commencing on September 3, 2005, (each an "INTEREST PAYMENT DATE"), at a rate equal to 8.875% per annum; provided, that
(i) interest on the then outstanding principal amount hereof after any Redemption Date and (ii) interest on any overdue interest, shall accrue (to the extent lawful) at the rate of Interest per annum applicable to the Securities; provided, further, that the

                                     A(2)-3

Issuer may suspend the payment of Interest under the circumstances described in
Section 2.8 of the Indenture. Interest payable, and punctually paid or duly provided for, on this Security on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the relevant Record Date for such interest payment.

Principal or Interest on any Security that is payable on any Interest Payment Date or Redemption Date as provided herein shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Securities shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such City) as provided herein. Payments in respect of Global Securities will be made by wire transfer of immediately available funds to DTC. Subject to Section 12.9 of the Indenture, in the event the date for any payment of the principal of or interest on any Security is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Security shall be calculated based on a 360-day year of twelve 30-day months.

This Security does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Securities are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If a Payment Default shall occur and be continuing, holders shall be entitled to the rights and remedies provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Securities shall be issued only in fully registered form, without coupons. Subject to Section 2.2(b) of the Indenture, Securities sold pursuant to Regulation S shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Prior to and at the time of due presentment of this Security for registration of transfer, the Issuer, the Trustee, the Security Registrar and any agent of the Issuer, the Security Registrar or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, the Trustee, the Security Registrar nor any agent thereof shall be affected by notice to the contrary.

                                     A(2)-4

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE SUBORDINATION PROVISIONS WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BRAZIL.

                                     A(2)-5

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

                                      BANCO BRADESCO S.A.
                                      ACTING THROUGH ITS GRAND CAYMAN BRANCH

                                      By:_______________________________________
                                         Name:
                                         Title:

                                     A(2)-6

                          CERTIFICATE OF AUTHENTICATION

  This is one of the Securities referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK TRUST
                                           COMPANY (CAYMAN) LIMITED,
                                           as Trustee

                                           By:__________________________________
                                                       Authorized Signatory

                                           Date:

                                     A(2)-7

                       SCHEDULE OF TRANSFERS AND EXCHANGES

                                Aggregate                                Authorized signature
                           principal amount of      Current principal       by or on behalf
       Date of          Securities transferred or     amount of this        of the Security
transfer or exchange            exchanged                Security              Registrar
--------------------    -------------------------   -----------------    --------------------


                                     A(2)-8

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Security to

________________________________________________________________________________
                  (Insert Assignee's Soc. Sec. or Tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or Type Assignee's Name, Address and Zip Code)

and irrevocably appoint ________________________________________________________
Attorney to transfer this Security on the books of the Security Registrar with full power of substitution in the premises.

________________________________________________________________________________

Date:______________________

                                  Your Signature:_______________________________
                                    (Sign exactly as your name appears on the face of this Security)

                                     A(2)-9

                                                                    EXHIBIT A(3)

                            FORM OF EXCHANGE SECURITY

                               BANCO BRADESCO S.A.
                     ACTING THROUGH ITS GRAND CAYMAN BRANCH

         8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES

                           GLOBAL REGISTERED SECURITY

No. [.]
CUSIP No.: [.]
ISIN No.: [.]

                                             Initial Principal Amount: U.S.$[.]
                                             Initial Issuance Date: June 3, 2005

This Security is one of a duly authorized issue of Securities of Banco Bradesco S.A., a company incorporated under the laws of the Federative Republic of Brazil, acting through its Grand Cayman branch (the "ISSUER"), designated as its 8.875% Perpetual Non-cumulative Junior Subordinated Securities (the "SECURITIES"), issued in an initial aggregate principal amount of U.S.$300,000,000 under an indenture (the "INDENTURE") dated as of June 3, 2005 between the Issuer and The Bank of New York Trust Company (Cayman) Limited as Trustee (the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee and the Securityholders, and of the terms upon which the Securities are, and are to be, authenticated and delivered. All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Securities include the Initial Securities and the Exchange Securities issued in exchange for the Initial Securities in accordance with the Registration Rights Agreement. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture.

The Issuer, for value received, hereby promises to pay to Cede & Co. or its registered assigns, as nominee of The Depository Trust Company ("DTC") and the holder of record of this Security (the "HOLDER" or "SECURITYHOLDER"), the principal amount specified herein in U.S. dollars on any Redemption Date upon surrender hereof at the office or agency of the Trustee referred to below; provided, however, if the Issuer has provided the certificate required to be presented under Section 2.6 of the Indenture, the principal amount of the Securities shall be due as provided in the Indenture.

                                     A(3)-1

The Issuer promises to pay Interest on the outstanding principal amount hereof from and including June 3, 2005, or from the most recent Payment Date to which Interest has been paid or duly provided for, quarterly on March 3, June 3, September 3 and December 3 of each year, commencing on September 3, 2005 (each an "INTEREST PAYMENT DATE"), at a rate equal to 8.875% per annum; provided, that
(i) Interest on the then outstanding principal amount hereof after any Redemption Date and (ii) Interest on any overdue Interest, shall accrue (to the extent lawful) at the rate of Interest per annum applicable to the Securities; provided, further, that the Issuer may suspend the payment of Interest under the circumstances described in Section 2.8 of the Indenture. Interest payable, and punctually paid or duly provided for, on this Security on any Interest Payment Date will, as provided in the Indenture, be paid in U.S. dollars to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the relevant Record Date for such interest payment.

Principal or interest on any Security that is payable on any Interest Payment Date or Redemption Date as provided herein shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business, New York City time, on the Record Date for such payment. Payment of principal of and interest on the Securities shall be made at the Place of Payment (or, if such office is not in The City of New York, at either such office or an office to be maintained in such City) as provided herein. Subject to Section 12.9 of the Indenture, in the event the date for any payment of the principal of or interest on any Security is not a Business Day, then payment will be made on the next Business Day with the same force and effect as if made on the nominal date of any such date for such payment and no additional interest will accrue on such payment as a result of such payment being made on the next succeeding Business Day. Interest accrued with respect to this Security shall be calculated based on a 360-day year of twelve 30-day months.

This Security does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to interests, rights, benefits, obligations, proceeds, and duties evidenced hereby.

The Securities are subject to redemption by the Issuer on the terms and conditions specified in the Indenture.

If a Payment Default shall occur and be continuing, holders shall be entitled to the rights and remedies provided in the Indenture.

Modifications of the Indenture may be made by the Issuer and the Trustee only to the extent and in the circumstances permitted by the Indenture.

The Securities shall be issued only in fully registered form, without coupons. Subject to Section 2.2(b) of the Indenture, Exchange Securities shall be issued in the form of beneficial interests in one or more global securities in denominations of U.S.$2,000 and integral multiples of $1,000 in excess thereof.

                                     A(3)-2

Prior to and at the time of due presentment of this Security for registration of transfer, the Issuer, the Trustee, the Security Registrar and any agent of the Issuer, the Security Registrar or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuer, the Trustee, the Security Registrar nor any agent thereof shall be affected by notice to the contrary.

Unless the certificate of authentication hereon has been duly executed by the Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT THE SUBORDINATION PROVISIONS WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BRAZIL.

                                     A(3)-3

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

                                    BANCO BRADESCO S.A.
                                    ACTING THROUGH ITS GRAND CAYMAN BRANCH

                                    By:_________________________________________
                                       Name:
                                       Title:

                                     A(3)-4

                          CERTIFICATE OF AUTHENTICATION

  This is one of the Securities referred to in the within-mentioned Indenture.

                                           THE BANK OF NEW YORK TRUST
                                           COMPANY (CAYMAN) LIMITED,
                                           as Trustee

                                           By:__________________________________
                                                     Authorized Signatory

                                           Date:

                                     A(3)-5

                       SCHEDULE OF TRANSFERS AND EXCHANGES

                                Aggregate                                 Authorized signature
                           principal amount of       Current principal       by or on behalf
       Date of          Securities transferred or      amount of this        of the Security
transfer or exchange            exchanged                 Security              Registrar
--------------------    -------------------------    -----------------    --------------------


                                     A(3)-6

                                 ASSIGNMENT FORM

      To assign this Security, fill in the form below: For value received, (I) or (we) hereby sell, assign and transfer this Security to

________________________________________________________________________________
                  (Insert Assignee's Soc. Sec. or Tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or Type Assignee's Name, Address and Zip Code)

and irrevocably appoint ________________________________________________________
Attorney to transfer this Security on the books of the Security Registrar with full power of substitution in the premises.

________________________________________________________________________________

Date:_______________________

                                   Your Signature_______________________________
                                     (Sign exactly as your name appears on the face of this Security)

                                     A(3)-7

                                                                       EXHIBIT B

                    FORM OF AUTHENTICATION AND DELIVERY ORDER

The Bank of New York Trust Company (Cayman) Limited as Trustee
c/o The Bank of New York
101 Barclay Street
Floor 21W
New York, NY 10286
Attention: Global Finance Unit

Ladies and Gentlemen:

Pursuant to Section 2.3 of the Indenture dated as of June 3, 2005 (the "INDENTURE") by and among Banco Bradesco S.A., acting through its Grand Cayman branch (the "ISSUER") and The Bank of New York Trust Company (Cayman) Limited, as Trustee, you are hereby ordered in your capacity as such to authenticate U.S.$300,000,000 in principal amount of the Issuer's 8.875% Perpetual Non-cumulative Junior Subordinated Securities, in the manner provided in the Indenture, in global form in the amount of [specify amount in U.S. dollars] [in respect of the Restricted Global Security] [and] [specify amount in U.S. dollars] in respect of the Regulation S Global Security] heretofore duly executed by the proper Authorized Officer of the Issuer and delivered to you as provided in the Indenture and to hold the Restricted Global Securities in your capacity as custodian for The Depository Trust Company.

                                      BANCO BRADESCO S.A.
                                      ACTING THROUGH ITS GRAND CAYMAN BRANCH

                                      By:_______________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT C

                        FORM OF REGULATION S CERTIFICATE

                 (For transfers pursuant to Section 2.13(e)(i),
                        (iii) and (iv) of the Indenture)

To:   The Bank of New York Trust Company (Cayman) Limited as Security Registrar

Re: 8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES OF BANCO BRADESCO S.A., ACTING THROUGH ITS GRAND CAYMAN BRANCH (THE "SECURITIES")

Reference is made to the Indenture, dated as of June 3, 2005, (the "INDENTURE"), between Banco Bradesco S.A., acting through its Grand Cayman branch (the "ISSUER") and The Bank of New York Trust Company (Cayman) Limited, as trustee. Terms used herein and defined in the Indenture or in Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") are used herein as so defined.

This certificate relates to U.S.$[.] principal amount of Securities, which are evidenced by the following certificate(s) (the "SPECIFIED SECURITIES"):

      CUSIP No(s). G0732RAB4

      CERTIFICATE No(s). U-1

The person in whose name this certificate is executed below (the "UNDERSIGNED") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "OWNER." If the Specified Securities are represented by a Global Security, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the "TRANSFEREE") who will take delivery in the form of a Regulation S Security. In connection with such transfer, the Owner hereby certifies that, unless the Specified Securities are being transferred to the Issuer or such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 903 or 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

1. RULE 903 OR 904 TRANSFERS. If the transfer is being effected in accordance with Rule 903 or 904:

      (a) if the transfer is being effected in accordance with Rule 904, the Owner is not a distributor of the Securities, an affiliate of the Issuer, an affiliate of any distributor of the Securities or a person acting on behalf of any of the foregoing;

      (b) the offer of the Specified Securities was not made to a person in the United States;

      (c)   either:

            (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States (within the meaning of Regulation
                  S), or

            (ii) the transaction is being executed in, on or through the facilities of a designated offshore securities market (within the meaning of Regulation S) and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

      (d) no directed selling efforts have been made in the United States by the Owner, any affiliate or any person acting on their behalf;

      (e) if the transfer is being effected in accordance with Rule 903, the requirements of Rule 903(b)(2) have been satisfied;

      (f) if the transfer is being effected in accordance with Rule 904 and if the Owner is a dealer in Securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Distribution Compliance Period, then the requirements of Rule 904(b)(1) have been satisfied;

      (g) if the transfer is being effected in accordance with Rule 904 and if the Owner is an affiliate of the Issuer or of a distributor solely by virtue of holding a position as an officer or director of such person, then the requirements of Rule 904(b)(2) have been satisfied; and

      (h) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

2.    RULE 144A TRANSFERS. If the transfer is being effected pursuant to Rule
      144:

      (a) the transfer is occurring after June 3, 2006 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

      (b) the transfer is occurring after June 3, 2007 and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer.

3. TRANSFERS DURING THE DISTRIBUTION COMPLIANCE PERIOD. If the Transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security and the transfer is being effected during the Distribution Compliance Period, such beneficial interest will be held immediately after such transfer only in or through accounts maintained by DTC (or by Agent Members acting for the account thereof).

      We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Trustee and the initial purchasers of the Securities.

      Dated:

                            ____________________________________________________
                            (Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

                            By:_________________________________________________
                               Name:
                               Title:

                            (If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

                                                                       EXHIBIT D

                    FORM OF RESTRICTED SECURITIES CERTIFICATE

        (For transfers pursuant to Section 2.13(e)(ii), (iii), (iv) and
                             (v) of the Indenture)

To:   The Bank of New York Trust Company (Cayman) Limited as Security Registrar

Re: 8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES OF BANCO BRADESCO S.A., ACTING THROUGH ITS GRAND CAYMAN BRANCH (THE "SECURITIES")

Reference is made to the Indenture, dated as of June 3, 2005 (the "INDENTURE"), between Banco Bradesco S.A., acting through its Grand Cayman branch (the "ISSUER") and The Bank of New York Trust Company (Cayman) Limited, as trustee. Terms used herein and defined in the Indenture or in Regulation S the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") are used herein as so defined.

This certificate relates to U.S.$ [.] principal amount of Securities, which are evidenced by the following certificate(s) (the "SPECIFIED SECURITIES"):

      CINS No(s). 05946NAE5

      CERTIFICATE No(s). R-1

The person in whose name this certificate is executed below (the "UNDERSIGNED") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "OWNER". If the Specified Securities are represented by a Global Security, they are held through DTC or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the "TRANSFEREE") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless the Specified Securities are being transferred to the Issuer or such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A or Rule 144 under the Securities Act or the exemption from the registration requirements under the Securities Act set forth in paragraph 3 below, as the case may be, and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

1. RULE 144A TRANSFERS. If the transfer is being effected in accordance with Rule 144A:

      (a) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of one or more qualified institutional buyers in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States; and

      (b) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

2.    RULE 144 TRANSFERS. If the transfer is being effected pursuant to Rule
      144:

      (a) the transfer is occurring after June 3, 2006 and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

      (b) the transfer is occurring after June 3, 2007 and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer; and

3. OTHER APPLICABLE EXEMPTIONS. If the transfer is being effected pursuant to another exemption from the registration requirements under the Securities
      Act:

      (a) the transfer is being effected in accordance with the following exemption from the registration requirements under the Securities Act:__________________(the "ALTERNATIVE EXEMPTION");

      (b) the Alternative Exemption is available to the Owner for such transfer, and the Owner has taken all steps necessary to effect the transfer in accordance with the Alternative Exemption; and

      (c) attached hereto are such documents and/or an opinion of U.S. counsel stating that the Alternative Exemption is available to the Owner for such transfer as required by the Security Registrar in connection herewith.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Trustee and the initial purchasers of the Securities.

Dated:

                            ____________________________________________________
                            (Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

                            By:_________________________________________________
                               Name:
                               Title:

                            (If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

                                                                       EXHIBIT E

                   FORM OF UNRESTRICTED SECURITIES CERTIFICATE

     (For removal of Securities Act Restrictive Legends pursuant to Section
                          [2.13(j)] of the Indenture)

To:   The Bank of New York Trust Company (Cayman) Limited as Security Registrar

Re: 8.875% PERPETUAL NON-CUMULATIVE JUNIOR SUBORDINATED SECURITIES OF BANCO BRADESCO S.A., ACTING THROUGH ITS GRAND CAYMAN BRANCH (THE "SECURITIES")

Reference is made to the Indenture, dated as of June 3, 2005 (the "INDENTURE"), between Banco Bradesco S.A., acting through its Grand Cayman branch (the "ISSUER") and The Bank of New York Trust Company (Cayman) Limited, as trustee. Terms used herein and defined in the Indenture or in Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT") are used herein as so defined.

This certificate relates to U.S.$ [.] principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

      CUSIP No(s). [.]

      CERTIFICATE No(s). [.]

The person in whose name this certificate is executed below (the "UNDERSIGNED") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "OWNER". If the Specified Securities are represented by a Global Security, they are held through Euroclear or Clearstream, Luxembourg or an Agent Member in the name of the undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Restrictive Legend pursuant to Section 2.13(j) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after June 3, 2007 and the Owner is not, and during the preceding three months has not been, an affiliate of the Issuer. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions. Attached hereto are such documents and/or opinions of U.S. counsel as may be reasonably required by the Issuer in connection herewith.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Trustee and the initial purchasers of the Securities.

Dated:

                            ____________________________________________________
                            (Print the name of the undersigned, as such term is defined in the second paragraph of this certificate)

                            By:_________________________________________________
                               Name:
                               Title:

                            (If the undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the undersigned must be stated)

                                      E-2